                                                                 Exhibit 10.3(a)




                                  OFFICE LEASE



                                   ----------



                                 LEASE AGREEMENT

                          dated as of October 21, 1998

                                 by and between

                    One Oliver Associates Limited Partnership

                                   as Landlord
                                       and

                            FREEMARKETS ONLINE, INC.,

                                    as Tenant

                                                 TABLE OF CONTENTS

ARTICLE               TITLE                                                                            PAGE
    1               Premises                                                                            1

    2               Definitions                                                                         1

    3               Term                                                                                5

    4               Base Rent                                                                           6

    5               Operating Expenses, Taxes and Other Charges                                         7

    6               Use                                                                                10

    7               Prior Occupancy; Possession                                                        10

    8               Termination, Extension and Hold Over                                               10

    9               Place of Payment                                                                   11

    10              Tenant's Covenants                                                                 11

    11              Services and Equipment                                                             13

    12              Electricity                                                                        17

    13              Alterations; Condition of Premises                                                 18

    14              Repairs                                                                            20

    15              Insurance Requirements                                                             21

    16              Covenant of Quiet Enjoyment                                                        22

    17              Liability of Landlord; Indemnification; and Excuse of Performance                  22

    18              Damage by Fire or Other Cause                                                      24

    19              Condemnation                                                                       26

    20              Entry                                                                              27

    21              Right to Change Public Portions, Name and Address of Building                      27

    22              No Light, Air or View Easements                                                    28

    23              Bankruptcy                                                                         28

    24              Defaults; Remedies; Damages                                                        29

    25              Assignment, Mortgaging, Subleasing and Recapture                                   33

    26              Subordination                                                                      37

    27              Surrender of Premises                                                              38

    28              Effect of Conveyance by Landlord                                                   38

    29              Notices                                                                            39

    30              Waiver of Redemption                                                               40

    31              Estoppel Certificate                                                               40

    32              Relocation                                                                         40

    33              Hazardous Substances                                                               41

    34              Representations by Landlord                                                        42

    35              Miscellaneous                                                                      42

    36              Security Deposit                                                                   45

    37              Tenant Options                                                                     46

LEASE SUMMARY

EXHIBITS

    Exhibit A - Description of Premises

    Exhibit B - Legal Description of Land

    Exhibit C - Building Standard Cleaning and Janitorial Services

    Exhibit D - Work Letter

    Exhibit E - Rules and Regulations

    Exhibit F - Supplement to Lease

                                  LEASE SUMMARY



Landlord:  One Oliver Associates Limited Partnership

TENANT:  FreeMarkets OnLine, Inc.

TENANT'S BROKER:  Grubb & Ellis

BUILDING: One Oliver Plaza

PREMISES:  Suites 2100 and 2200

RENTABLE AREA OF BUILDING:  619,631 rentable square feet

RENTABLE AREA OF PREMISES:  36,000 rentable square feet

SCHEDULED DELIVERY DATE: March 1, 1999

SCHEDULED TERM COMMENCEMENT DATE: March 1, 1999

SCHEDULED RENT COMMENCEMENT DATE: June 1, 1999

EXPIRATION DATE: May 31, 2004

EXTENSION OPTION:  Not Applicable

BEGINNING ANNUAL BASE RENT: $720,000

BEGINNING MONTHLY BASE RENT: $60,000

BASE YEAR:  Calendar year ending December 31, 1999

TENANT'S SHARE OF OPERATING EXPENSES: 5.81%

TENANT'S SHARE OF TAXES:  5.81%

SECURITY DEPOSIT: $60,000

LANDLORD'S ADDRESS FOR NOTICES: One Oliver Associates Limited Partnership, c/o Kojaian Management Corporation, 1400 N. Woodward, Suite 250, Bloomfield Hills, MI 48304

TENANT'S ADDRESS FOR NOTICES: FreeMarkets OnLine, Inc., 130 Seventh Street, Century Building, Suite 500, Pittsburgh, PA 15222

                                 LEASE AGREEMENT



         THIS LEASE AGREEMENT (this "Lease") dated as of October 21, 1998 by and between One Oliver Associates Limited Partnership, a Michigan limited partnership ("Landlord"), and FREEMARKETS ONLINE, INC., a Delaware corporation ("Tenant").

                                    RECITALS:

         Intending to be legally bound hereby, the parties agree as follows:


                              ARTICLE 1 - PREMISES

         SECTION 1.01. In consideration of the rents, charges, covenants and agreements herein contained, Landlord hereby demises and lets unto Tenant, and Tenant does hereby rent, hire, take and lease from Landlord, the twenty-first
(21st) and twenty-second (22nd) floors of that certain building, located at Sixth and Wood Streets, Pittsburgh, Pennsylvania 15222 and commonly known and referred to as One Oliver Plaza building (the "Building"), containing approximately 36,000 rentable square feet (the "Rentable Area of the Premises"), known as Suites 2100 and 2200, and shown on the plan attached hereto as Exhibit A (the "Premises"), together with the right to use, in common with others, the common areas of the Building.

         TO HAVE AND TO HOLD unto Tenant, its permitted successors and assigns, for the Term of this Lease; but subject and subordinate to all agreements, covenants and conditions of record which affect the Building and/or the Land on which the Building is located. Although the Term shall commence at the Commencement Date, this Lease shall constitute a binding agreement, and the obligations of Landlord and Tenant hereunder shall be effective, upon execution of this Lease by both Landlord and Tenant.


                             ARTICLE 2 - DEFINITIONS

         SECTION 2.01. The terms defined in this Article shall, for all purposes of this Lease and all agreements supplemental hereto, have the meanings herein specified unless the context otherwise requires. Such definitions shall be applicable to both the singular and plural use of such terms.

         "Additional Rent" shall have the meaning set forth in Section 5.04.

         "Base Rent" shall have the meaning set forth in Section 4.01.

         "Base Year" shall mean the calender year ending on December 31, 1999.

         "Building" shall have the meaning set forth in Section 1.01.

         "Commencement Date" shall mean the date upon which the Premises becomes available to Tenant for its possession and has been substantially completed in accordance with the Work Letter, as defined.

         "Default Rate" for any period shall mean interest at the rate equal to the lesser of (i) the highest rate permitted by law or (ii) one percent (1%) per annum above the Prime Rate in effect for such period.

         "Event of Default" shall have the meaning set forth in Section 24.01.

         "Expiration Date" shall have the meaning set forth in Section 3.01.

         "Extension Term" shall have the meaning set forth in Section 3.02.

         "Extension Term Rent" shall have the meaning set forth in Section 4.02.

         "Holidays", whenever used in this Lease, shall mean, as of the date of this Lease, those days generally observed in the City of Pittsburgh, Pennsylvania as New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. If, during the term of this Lease, the paid holidays observed by the maintenance employees at the Building should change, the definition of "Holidays" shall then change accordingly without changing the validity of this Lease.

         "HVAC" shall have the meaning set forth in Section 11.01.

         "Injured Party" shall have the meaning set forth in Section 15.04.

         "Initial Alterations" shall have the meaning set forth in Section
13.01.

         "Land" shall mean the property described in Exhibit B.

         "Landlord Insured Entities" shall have the meaning set forth in Section 15.03.

         "Lease Supplement" shall have the meaning set forth in Section 3.01.

         "Lease Year" shall mean each calendar year during the Term and any extensions thereof.

         "New Premises" shall have the meaning set forth in Section 32.01.

         "Normal Business Hours" for the Building shall mean from 7:00 a.m. to 7:00 p.m., Pittsburgh time, weekdays (Saturdays, Sundays and Holidays excepted) and 7:00 a.m. to 1:00 p.m., Pittsburgh time, on Saturday.

         "Operating Expenses" shall mean (i) all those expenses of every kind and character actually incurred during each year in respect of the operation, management, maintenance, replacement and repair of the Land and the Building in accordance with accepted principles of sound management and accounting practices as applied to the operation, management, maintenance, replacement and repair of comparable office buildings, including, without limitation, premiums for all insurance carried by Landlord, plus (ii) if the Building is not at least ninety-five percent (95%) leased to third parties paying rent, those additional expenses which Landlord reasonably determined it would have incurred during the year for which Operating Expenses are being calculated assuming that the Building is at least ninety-five percent (95%) leased to third parties paying rent. Operating Expenses shall include, without limitation, utility expenses, labor directly related to the operation of the Building (including contracted labor) insurance, materials, fees and licenses, management fees not to exceed five percent (5%) of the gross income of the building, sales and use taxes, capital expenditures which reduce Operating Expenses or are mandated by any government body having jurisdiction over the Building or the Premises which requirement comes into existence after the Commencement Date (provided that such capital expenditures are amortized over such periods as are determined under
GAAP).

         Operating Expenses shall not include the following: income taxes (corporate, partnership or otherwise); any costs or expenditures regarded as capital costs or expenditures under generally accepted accounting principles except as specifically set forth above, and any costs or expenses which under generally accepted accounting principles would not be considered a normal maintenance expense except as specifically set forth above; the cost of improvements to premises of other tenants; the cost of performing any improvements or services contemplated as part of the "Initial Alterations" or otherwise identified as Landlord obligations herein, as specifically set forth on Exhibit G; interest and principal payments on mortgages; depreciation and amortization expenses; any and all legal and other fees, audit fees, inspection fees, appraisal fees, leasing, commissions, advertising expenses and other costs incurred in connection with the acquisition, development, leasing and ownership of the Premises, the Building or the Land; ground rental payments; costs associated with the clean-up, remediation and removal of any hazardous wastes or substances and any and all other costs of causing the Premises, Building or the Land to comply with applicable environmental laws and other applicable laws and codes, except as specifically set forth above; expenses in connection with services or other benefits for which Tenant or any other tenant is charged for directly; fines or penalties (including tax penalties) paid by Landlord; Landlord's general corporate overhead and general and administrative expenses; expenses for repairs or other work occasioned by fire, windstorm or other insured casualty (except reasonable deductibles); costs arising from the presence of Hazardous Materials; costs arising from Landlord's or another tenant's negligent or intentional acts; and any other expenses which, in accordance with generally accepted accounting principles, consistently applied, would not normally be treated as Operating Expenses by Landlord or comparable First Class Office Buildings, as defined, except as provided above.

         "Partial Lease Year" shall mean that period from and including the Commencement Date to the end of the calendar year during which this Lease commences and that period from the beginning of the calendar year in which this Lease terminates to and including the Expiration Date.

         "Premises" shall mean the space described in Section 1.0l.

         "Prime Rate" shall mean (i) for the period of time from the first day such rate of interest is assessable in accordance with this Lease through and including the last business day of such month, the interest rate per annum announced or published by Mellon Bank, N.A., Pittsburgh, Pennsylvania, as its prime rate in effect at the close of business on the first business day such rate of interest is assessable in accordance with the terms of this Lease and
(ii) for each calendar month thereafter, the interest rate per annum announced or published by Mellon Bank, N.A., Pittsburgh, Pennsylvania, as its prime rate in effect at the close of business on the last business day of the prior calendar month.

         "Proposed Transfer" shall have the meaning set forth in Section 25.02.

         "Rent" shall include Base Rent, Additional Rent and all other sums which may become due by Tenant to Landlord under this Lease.

         "Rent Confirmation Agreement" shall have the meaning set forth in
Section 4.02.

         "Rentable Area of the Building" shall mean 619,631 rentable square feet, subject to verification by the Landlord within six (6) months of the Commencement Date using the 1996 BOMA/ANSI standard of measurement.

         "Rentable Area of the Premises" shall have the meaning set forth in
Section 1.01.

         "Tenant's Share" shall mean that percentage determined by dividing the Rentable Area of the Premises by the Rentable Area of the Building, which percentage is initially computed as 5.81%.

         "Tenant's Share of Operating Expenses" shall have the meaning set forth in Section 5.01.

         "Tenant's Share of Taxes" shall have the meaning set forth in Section 5.01.

         "Taxes" shall mean all federal, state and local governmental taxes, assessments, duties, levies, and charges (including, but not limited to, real estate taxes and assessments) of every kind or nature, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, leasing, management, control, operation of the Building and the Land or of the personal property, fixtures, machinery, equipment, systems or apparatus located therein and used in connection therewith, including any rental or similar taxes, including, but not limited to, the Pittsburgh Business Privilege Tax, and license, building, occupancy, permit or similar fees levied in lieu of or in addition to general real or personal property taxes. For purposes hereof, Taxes for any year shall be Taxes which are due for payment or paid in that year. There shall be included in Taxes for any year the amount of all reasonable, out-of-pocket fees, costs and expenses (including reasonable attorneys' fees) paid by Landlord during such year in seeking or obtaining any refund or reduction of Taxes. Taxes in any year shall be reduced by the net amount of any tax refund received by Landlord in such year and attributable to any Lease Year for which Tenant paid Tenant's Share of Taxes. Taxes shall not include any federal, state or local income, corporate, sales, use, franchise, capital stock, inheritance, general income, gift or estate taxes, except that if a change occurs in the method of taxation resulting in whole or in part of the substitution of any such taxes, or any other assessment, levy, duty, or charge, for any Taxes as above defined, such substituted taxes, assessments, levies, duties, or charges shall be included in Taxes.

         "Term" shall have the meaning set forth in Section 3.01.

         "Work Letter" shall mean the obligations of Tenant and Landlord set forth in Exhibit "D".


                                ARTICLE 3 - TERM

         SECTION 3.01. The term ("Term") of this Lease shall begin on the Commencement Date and end at 12:00 noon on the date (the "Expiration Date") 63 months from: (a) the Commencement Date, if the Commencement Date is the first day of a month; or (b) the last day of the month in which the Commencement Date occurs, if the Commencement Date is not the first day of a month.

         At such time as the Commencement Date is established, Landlord and Tenant shall enter into a Lease Supplement (herein so defined) in the form attached hereto as Exhibit F, to confirm the Commencement Date and the Expiration Date, and to make such other modifications necessitated by the establishment of the Commencement Date. Failure to execute a Lease Supplement by either party shall not affect the occurrence of the Commencement Date or the Expiration Date.

         SECTION 3.02. Tenant shall have the right to extend the term of this Lease for two (2) additional five (5) year terms, commencing at 12:01 a.m. on the first day immediately following the then current Expiration Date ("Extension Term"). Tenant shall exercise such right to extend this Lease by giving Landlord written notice to such effect at least one (1) year prior to the then current Expiration Date; provided, however, that the right to extend is contingent upon
(a) this Lease being in full force and effect and (b) Tenant not being in default hereunder after the delivery of notice and beyond the expiration of applicable cure periods, both at the time of giving such written notice and at the commencement of the Extension Term. Upon the giving of such written notice by Tenant and the compliance by Tenant with the aforesaid conditions, this Lease shall be automatically extended for the Extension Term referred to in such notice with the same effect as if such Extension Term had originally been included in the Term of this Lease, and all of the terms, covenants and conditions of this Lease, except such as are inapplicable or inappropriate to such Extension Term and except as set forth herein, shall continue in full force and effect for such Extension Term. The Base Rent for the Extension Term shall be determined in accordance with the provisions of Section 4.02. All reference in this Lease to the Term of this Lease and to the Expiration Date shall be deemed to mean, when the Extension Term is in effect, such Extension Term and the date of expiration of such Extension Term, respectively. Upon the commencement of the Extension Term, Landlord and Tenant shall execute an amendment to this Lease setting forth the terms of such extension, including but not limited to the expiration of the Extension Term and the amount of the Base Rent.


                              ARTICLE 4 - BASE RENT

         SECTION 4.01. Tenant covenants and agrees to pay Landlord in lawful currency of the United States in advance on the first day of each month during the Term without any previous demand therefor, and without any setoff or deduction, but subject to the abatement rights set forth in Section 11.12, the following amount (the "Base Rent"):

         (a) months 1-3, no Base Rent;

         (b) months 4-12, $20.00 per rentable square foot per year or $60,000 per month;

         (c) months 13-24, $20.60 per rentable square foot per year or $61,800 per month;

         (d) months 25-36, $21.22 per rentable square foot per year or $63,660 per month;

         (e) months 37-48, $21.86 per rentable square foot per year or $65,580 per month; and

         (f) months 49-63, $22.51 per year or $67,530 per month.

         The rentable square footage of the Premises (estimated at 36,000 rentable square feet) shall be subject to final verification using the 1996 BOMA/ANSI standard of measurement.

         If the Commencement Date is not the first day of a month, a prorated monthly installment of Base Rent shall be paid by the Commencement Date based on calendar days for the fractional month during which the Commencement Date occurs.

         SECTION 4.02. The Base Rent during each year of the Extension Term ("Extension Term Rent") shall be at ninety-five percent (95%) of the prevailing market rent for comparable office space in the Building. The parties hereto shall negotiate in good faith to establish the Extension Term Rent based on the foregoing criteria, but if the Extension Term Rent has not been confirmed in writing ("Rent Confirmation Agreement") by the parties no later than nine months prior to the contemplated commencement date of the Extension Term, Tenant shall have the right, upon written notice to the Landlord at any time prior to the execution of a Rent Confirmation Agreement, to nullify and void the Extension Term and this Lease shall thereupon terminate at the end of the Term. Should Tenant not elect to nullify this Lease then the setting of the Base Rent for the Extension Term shall be sent to Arbitration.

         SECTION 4.03 It is agreed that if at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said party to institute suit for the recovery of such sum, and if it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of the Lease, and if at any time a dispute shall arise between the parties hereto as to any work to be performed by either of them under the provisions hereof, the party against whom the obligation to perform the work is asserted may perform such work and pay the cost thereof "under protest" and the performance of such work and payment therefor shall in no event be regarded as a voluntary performance or payment, and there shall survive the right on the part of said party to institute suit for the recovery of the cost of such work, and if it shall be adjudged that there was no legal obligation on the part of said party to perform or pay for the same or any part thereof, said party shall be entitled to recover the cost of such work or the cost of so much thereof as said party was not legally required to perform or pay for under the provisions of the Lease.


             ARTICLE 5 - OPERATING EXPENSES, TAXES AND OTHER CHARGES

         SECTION 5.01. In addition to Base Rent and all other charges required under this Lease, Tenant shall pay to Landlord the amount of money ("Tenant's Share of Operating Expenses") determined by multiplying Tenant's Share times the amount by which the Operating Expenses incurred by Landlord during any Lease Year or Partial Lease Year exceeds the Operating Expenses for the Base Year; provided, however, that if Tenant's Share of Operating Expenses is calculated for any Partial Lease Year, the Operating Expenses for such Partial Lease Year shall be appropriately prorated in making such calculation.

         In addition to Base Rent and all other charges required under this Lease, Tenant shall pay to Landlord the amount of money ("Tenant's Share of Taxes") determined by multiplying Tenant's Share times the amount by which Taxes which are due for payment or were paid during any Lease Year or Partial Lease Year exceeds the Taxes for the Base Year; provided, however, that if Tenant's Share of Taxes is calculated for any Partial Lease Year, the Taxes for such Partial Lease Year shall be appropriately prorated in making such calculation.

         If Tenant shall exercise its right to extend the term of this Lease, the Base Year shall be the year in which the Lease Extension commences for purposes of calculating Tenant's Share of Operating Expenses and Tenant's Share of Taxes. The new Base Year shall be set forth in an amendment to this Lease setting forth the terms of such extension pursuant to Section 3.02.

         SECTION 5.02. Tenant shall pay Tenant's Share of Operating Expenses and Tenant's Share of Taxes as follows:

         (a) Tenant shall pay Landlord, monthly in advance with each monthly payment of Base Rent, one-twelfth (1/12th) of the amounts, if any, estimated from time to time by Landlord to be Tenant's Share of Operating Expenses and Tenant's Share of Taxes.

         (b) On or before May 31 of each Lease Year or Partial Lease Year after the Commencement Date, Landlord shall furnish to Tenant a statement of the Operating Expenses and Taxes for the preceding Lease Year and a calculation of Tenant's share thereof. To the extent that Tenant's Share of Operating Expenses or Tenant's Share of Taxes for any Lease Year or Partial Lease Year is more than the amount actually paid by Tenant under subparagraph (a), then Tenant shall pay the difference due Landlord within thirty (30) days after receipt of the aforesaid statement. If the payments made by Tenant under subparagraph (a) above for any Lease Year or Partial Lease Year exceed Tenant's Share of Operating Expenses or Tenant's Share of Taxes, such excess shall be credited against the amount next due from Tenant to Landlord pursuant to this Article or, upon the expiration of the Term, shall be paid to Tenant in cash. Failure of the Landlord to provide Tenant a statement of Operating Expenses and/or Taxes by the date specified above shall not be deemed a waiver of Tenant's obligations to pay Tenant's Share of Operating Expenses and Tenant's Share of Taxes, or any rights of Landlord associated with such obligations hereunder.

         (c) If this Lease expires or terminates on a day other than the last day of a calendar year, Tenant's Share of Operating Expenses and Tenant's Share of Taxes shall be equitably prorated and Tenant's obligation to pay any underpayment of Tenant's Share of Operating Expenses and Tenant's Share of Taxes or Landlord's obligation to refund any over payment shall survive the expiration or termination of this Lease.

         SECTION 5.03. Tenant further agrees to pay to Landlord the following amounts:

         (a) Any and all sums which may become due Landlord by reason of the failure of Tenant, after the giving of any required notice and time to cure, to comply with any one or more of the covenants of this Lease and any and all damages, costs and expenses, including reasonable attorneys' fees, that Landlord has suffered or incurred thereby or any damages to the Premises caused by any act or neglect of Tenant.

         (b) As a late charge, interest at the Default Rate on any Rent that is not paid within five (5) business days following the due date thereof on two occasions during any Lease Year. On the third and any subsequent occasion such late charge and interest thereon shall accrue from the due date until such Rent is received by Landlord.

         (c) All Taxes becoming a lien or charge against the Land and Building to the extent that the same are assessed on the basis of the value of any machinery or equipment installed by Tenant.

         (d) All costs and expenses incurred by Landlord in performing any alterations, improvements, additions or other work in or to the Premises at the request of Tenant (other than that which Landlord is required to do under the provisions of this Lease without charge to Tenant or under the Work Letter) or to cure any Event of Default hereunder, plus an overhead and construction management fee equal to five percent (5%) of the total cost of such alterations, improvements, additions or other work or amount necessary to cure any default.

         SECTION 5.04. Any sums required to be paid by Tenant under this Lease (other than Base Rent), including, without limitation, any sums payable under this Article 5 or Article 11, shall be deemed to be "Additional Rent". Tenant agrees to pay (on demand unless otherwise specified herein) Additional Rent in lawful currency of the United States without any setoff or deduction whatsoever. Tenant's obligation to pay Base Rent and all Additional Rent under this Lease shall survive any expiration or termination of this Lease.

         SECTION 5.05. Within two (2) years after the end of the period to which such records relate, Tenant shall have the right, at its sole cost and expense, to inspect and/or audit Landlord's books and records (not more than once in any twelve (12) month period), with respect to Operating Expenses, Taxes and any and all other additional rent payable by or claimed by Landlord to be payable by Tenant under this Lease. Tenant shall give Landlord not less than seven (7) days prior written notice of its intention to conduct any such audit. If such audit discloses that the amount paid by Tenant for any one or more of the above enumerated items for the Lease Year under consideration has been overstated, then Landlord shall immediately rebate to Tenant the amount of overcharge. and if the overstatement shall be five (5%) or more, then in addition to immediately rebating to Tenant the overcharge, Landlord shall also pay the reasonable costs incurred by Tenant for such audit. Provided, that if Landlord disagrees with the results of said audit, the parties will seek to amicably resolve such differences, and, if they fail to do so, will retain an independent third-party auditor to resolve such differences. The findings of any such third-party auditor shall be final and binding on both parties, and the costs of the auditor shall be borne by the party whose position was not correct. Provided further, that neither party may retain an auditor whose compensation is paid on a contingency fee basis.


                                 ARTICLE 6 - USE

         SECTION 6.01. The Premises may be used and occupied only for GENERAL OFFICE PURPOSES which shall include, without limitation, all matters related to the conduct of electronic commerce by Tenant, training of its employees and holding of meetings for its customers, and other matters related to the above, and for no other purpose without Landlord's prior written consent, which consent may be withheld in Landlord's sole and absolute discretion.

         SECTION 6.02. Tenant shall not do or permit anything to be done in or about the Premises which will in any way unreasonably obstruct or interfere with the rights of Landlord or other tenants, occupants or invitees of the Building or injure or annoy them or use or allow the Premises to be used for any improper, immoral or objectionable purpose, nor shall Tenant cause, maintain or permit nuisance in, on or about the Building or the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Building or the Premises.

                     ARTICLE 7 - PRIOR OCCUPANCY; POSSESSION

         SECTION 7.01. There are presently no tenants in the Premises. If Tenant's occupancy is delayed beyond July 31, 1999, through no fault of the Tenant, then Tenant shall have the right to terminate this Lease upon written notice to Landlord.


                ARTICLE 8 - TERMINATION, EXTENSION AND HOLD OVER

         SECTION 8.01. Unless sooner terminated as set forth in this Lease, this Lease shall terminate on the Expiration Date without the necessity of any notice from either Landlord or Tenant to terminate the same. TENANT HEREBY EXPRESSLY WAIVES NOTICE TO VACATE THE PREMISES (INCLUDING, WITHOUT LIMITATION, ANY NOTICE PROVIDED FOR UNDER THE PENNSYLVANIA LANDLORD AND TENANT ACT OF 1951, AS AMENDED, 68 Pa. C.S.A. Section 250.101 et seq.) AND AGREES THAT LANDLORD SHALL BE ENTITLED TO THE BENEFIT OF ALL PROVISIONS OF LAW RESPECTING THE SUMMARY RECOVERY OF POSSESSION OF THE PREMISES FROM A TENANT HOLDING OVER TO THE SAME EXTENT AS IF STATUTORY NOTICE HAD BEEN GIVEN. Notwithstanding the above, Tenant shall have the right, upon sixty days prior written notice to Landlord, to hold over for two, one-month periods after the Expiration Date. Tenant shall pay rent for this period equal to the existing Base Rent and pro rated Additional Rent in effect at the time of such holdover.

         SECTION 8.02. If the Premises are not surrendered at the expiration or termination of the Term or such extended Term as set forth above, Tenant shall:

         (a) Indemnify landlord against actual losses directly incurred resulting from Tenant's delay in surrendering the Premises;

         (b) Reimburse Landlord for any reasonable, out-of-pocket costs and expenses incurred by Landlord in obtaining possession of the Premises; and

         (c) Pay to Landlord one and one-half (1 1/2) times the Rent payable in the last month of the Term together with all other sums payable hereunder for each month or portion thereof that such delay exists.

         The provisions of this Section shall not operate: (i) as a waiver by Landlord of any remedies Landlord may have due to Tenant's failure to surrender the Premises, including but not limited to all remedies specified herein, or otherwise at law or in equity; or (ii) to extend the Term.

                          ARTICLE 9 - PLACE OF PAYMENT

         SECTION 9.01. All Rent shall be payable to Landlord, without prior written notice or demand, to Lockbox Checking Account #361383214 at Hatfield Philips, Inc. on behalf of LBHI for One Oliver Associates Limited Partnership, Dept #77318, P.O. Box 77000, Detroit, MI 48277-0318 or at such other place as Landlord may from time to time designate by written notice to Tenant.


                         ARTICLE 10 - TENANT'S COVENANTS

         SECTION 10.01. Tenant shall promptly fulfill and comply with all laws, ordinances, regulations and requirements of the city, county, state and federal governments and any and all departments thereof having jurisdiction over the Building, which relate to Tenant's use of the Premises (as distinguished from general office uses) or the business conducted therein, and Tenant shall notify Landlord within ten (10) days of its receipt of notice alleging a violation thereof by Tenant or the Premises.

         SECTION 10.02. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance, or governmental rule or regulation now in force or which may hereafter be enacted or promulgated or which conflicts with any certificate of occupancy for the Building. Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything therein which will in any way increase the rate of applicable insurance upon the Building or any of its contents, and Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations, and requirements now in force or which may hereafter be in force, and with the requirements of any Board of Fire Underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant's alterations or improvements. The final, unappealable judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether Landlord be a party thereto or not, that Tenant has so violated any law, statute, ordinance, or governmental rule, regulation, or requirement, shall be conclusive of such violation as between Landlord and Tenant.

         SECTION 10.03. Tenant shall observe faithfully and comply strictly with the Rules and Regulations set forth in Exhibit E attached hereto and made a part hereof, which Rules and Regulations shall be applied on a non-discriminatory basis to all tenants of the Building and shall not unreasonably restrict Tenant's ability to use and enjoy the Premises in accordance with the terms of the Lease. Landlord shall have the right from time to time to make reasonable changes in, and additions to, the Rules and Regulations, upon ten (10) days prior written notice to Tenant. Landlord's failure to enforce any Rule or Regulation shall not constitute a waiver by Landlord of its right to enforce such Rule or Regulation. Provided, that any such changes shall not adversely affect Tenant's enjoyment of the Premises and the Building or conflict with the terms of this Lease, except as may be required by law.

         SECTION 10.04. Tenant shall use every reasonable precaution against fire and immediately notify Landlord of any condition which may have a negative impact on fire security or safety.

         SECTION 10.05. Tenant shall give to Landlord prompt written notice of any accident, fire or damage occurring on or to the Premises.

         SECTION 10.06. Tenant shall not place or allow to be placed any stand, booth, sign, banner, showcase, device or projection of any kind upon or near the entrance, doorsteps, vestibules, outside walls, pavements or windows of the Premises or near Building without the prior written consent of Landlord, except that Tenant shall have the right to use its standard graphics in the elevator lobby of the 21st and 22nd floors of the Building (and any other floor it fully occupies during the Term). Landlord shall provide space for Tenant's name in the Building directory located in the main lobby at no cost to Tenant.

         SECTION 10.07. Tenant shall not use or operate any devices or machinery that, in Landlord's opinion, is harmful to the Building or disturbing to other tenants occupying other parts thereof.

         SECTION 10.08. Tenant shall not place any weights in any portion of the Premises beyond its safe carrying capacity. The safe carrying capacity is 75 pounds per usable square foot, inclusive of partitions.


                       ARTICLE 11 - SERVICES AND EQUIPMENT

         SECTION 11.01. Subject to the provisions of Article 17, Landlord shall provide heating, ventilating and air-conditioning ("HVAC") throughout the Premises during Normal Business Hours, as required by weather conditions, in a manner befitting a first class office building in the central business district of the City of Pittsburgh ("First Class Office Building"). For the purposes of this paragraph, such a standard shall mean that the base building HVAC system will provide interior conditions of 75(degree) F and 50% relative humidity when the outside summer conditions are 89(degree) F. In the winter the system will maintain 70(degree) F inside when outside conditions are 0(degree) F. The HVAC system consists of 12 to 14 interior VAV zones per floor and one constant volume exterior zone per column bay. The interior zones include ceiling mounted supply diffusers and return grilles. The exterior zones are supplied by floor mounted induction units with hot water and chilled water coils. Both interior and exterior zones are equipped with appropriate ductwork and controls and are designed to accommodate a combined lighting and appliance load of 5 watts per square foot at an average occupancy of one person per 200 square feet. Any additional zones or capacity will be provided at Tenant's expense.

         SECTION 11.02. Tenant understands that, after the Commencement Date, any occupancy of the Premises above the Building standard occupancy conditions or any rearrangement of partitioning which interferes with normal operation of the HVAC system and/or the fire or other safety equipment or systems, may require changes or alterations in said systems or in the ducts through which the same operates, and Tenant accordingly agrees that any changes or alterations so occasioned shall be done by Landlord, at Tenant's expense, and in accordance with the plans and specifications of Tenant to be submitted to and approved in writing by Landlord. For purposes of this Lease, "Building standard occupancy conditions" shall mean one person per each 200 rentable square feet.

         Whenever heat-generating machines or equipment installed by Tenant affect the air-conditioning systems, or the population or electrical load exceeds the Building standard occupancy conditions, Landlord's responsibility for providing heating, ventilating and air-conditioning shall be reduced to the load for normal Building standard occupancy conditions. Landlord reserves the right to install at Tenant's expense supplementary air-conditioning equipment and equipment auxiliary to such supplementary air-conditioning equipment in the Premises, and the charge for such installation and for the operation thereof shall be paid by Tenant as Additional Rent within thirty (30) days of being billed therefor. Any such installation shall be discussed with Tenant in advance of taking such action, and any action taken shall be reasonable in light of the circumstances.

         If the temperature otherwise maintained in any portion of the Building by the HVAC systems is affected as a result of any lights, machines, equipment, occupancy or electrical load in or with respect to the Premises, Landlord shall have the right, but not the obligation, to install any machinery and equipment which Landlord reasonably deems necessary to maintain or restore temperature balance, including modifications to the standard HVAC equipment. The cost of any such additional machinery or equipment, including the cost of installation and any additional cost of operation and maintenance incurred thereby, shall be paid by Tenant as Additional Rent within thirty (30) days of being billed therefor. Any such installation shall be discussed with Tenant in advance of taking such action, and any action shall be reasonable in light of the circumstances.

         SECTION 11.03. If Tenant requires HVAC service on days or hours other than Normal Business Hours, Landlord shall, upon advance notice by Tenant, furnish such additional service and Tenant shall pay for such service as Additional Rent at rates then charged by Landlord (which shall be the actual cost plus administrative expense of less than 5%) within thirty (30) days of being billed therefor. Such advance notice shall be adequately provided if given
(i) on 12 hours notice if notice occurs during a business day, and (ii) on forty-eight hour notice if given on a weekend.

         SECTION 11.04. Landlord shall provide passenger elevator service (which may be automatic, at Landlord's option) in common with others during Normal Business Hours and have an elevator servicing the Premises subject to call at all other times.

         Landlord shall provide freight elevator service in common with others during Normal Business Hours. If Tenant shall require freight elevator service and/or use of the Building loading dock outside of Normal Business Hours (other than Tenants initial move into the Premises), Tenant shall pay for the services of any additional Building personnel specifically attributable to the services required as Additional Rent at rates then charged by Landlord within thirty (30) days of being billed therefor. Tenant may only use the Building loading dock upon 24 hour prior notice to Landlord.

         SECTION 11.05. Landlord shall provide heated and unheated water to the Premises for lavatory, toilet, drinking, ordinary cleaning and other usual purposes drawn through plumbing and other facilities installed by Landlord in a manner consistent with a First Class Office Building. If Tenant requires, uses or consumes water for any other purpose, Tenant agrees to the installation of a meter or meters to measure Tenant's domestic water consumption and Tenant shall pay as Additional Rent, within thirty (30) days of being billed therefor, for: the meter or meters and the installation thereof; the maintenance of said meter equipment; and the water consumed. The charge for all excess water consumed as measured by said meter or meters and sewerage charges applicable to such water consumption shall be paid as Additional Rent within thirty (30) days of being billed therefor.

         Landlord shall also provide extermination and pest control when necessary.

         SECTION 11.06. Landlord may, at its option, provide any special services or equipment requested by Tenant, but not provided herein, upon 48 hours prior notice. If Landlord provides such services, Tenant shall pay as Additional Rent, within thirty (30) days of being billed therefor, an amount equal to the cost of providing such special services or equipment plus five percent (5%) of the cost of the services for administrative and supervising expenses. Such special services may include, without limitation, maintenance, repair, janitorial, cleaning, HVAC and other services provided during hours other than Normal Business Hours and/or in amounts not reasonably considered by Landlord as standard.

         SECTION 11.07. Tenant shall pay as Additional Rent, within thirty (30) days of being billed therefor, for the removal from the Premises and the Building of such refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the usual and customary business office.

         SECTION 11.08. Landlord shall provide standard cleaning and janitorial services in and about the Building and the Premises weekdays (Saturdays, Sundays and Holidays excepted) substantially in accordance with Exhibit C attached hereto. Landlord, its cleaning contractor and their respective employees shall have access to the Premises, and shall have the right to use, without charge therefor, all light, power and water in the Premises reasonably required to clean the Premises.

         To the extent that Tenant shall require special or more frequent cleaning and janitorial service, Landlord shall, upon reasonable advance notice by Tenant, furnish such special cleaning services and Tenant agrees to pay as Additional Rent, within thirty (30) days of being billed therefor, the cost of special cleaning services plus five percent (5%) of such cost as consideration for administrative and supervisory expenses. Without limiting the generality of the foregoing, the following, as applicable, shall be considered to be "special cleaning services":

         (a) The cleaning of plates and dishes, the microwave, the refrigerator or other food storage or cooking appliances in the kitchen area, or performing services beyond standard janitorial services in the kitchen area;

         (b) The cleaning and maintenance of excessive amounts of paper from computer areas;

         (c) The cleaning and maintenance of special equipment areas, private toilets and locker and storage rooms, medical centers, mailrooms, and large scale reproduction rooms. For purposes of this Lease, the four existing men's rooms and four existing women's rooms in the Premises shall not be considered as private bathrooms.

         (d) The cleaning and maintenance in areas of special security such as storage vaults.

         (e) Consumable supplies for private toilet rooms.

         (f) All cleaning services performed at the request of Tenant other than during normal cleaning hours which shall mean 10:00 p.m. to 7:00 a.m.

         (g) Any extra cleaning of the Premises required because of the carelessness or indifference of Tenant, or unsanitary conditions caused by Tenant.

         SECTION 11.09. Notwithstanding anything to the contrary in this Lease, Landlord may institute such policies, programs and measures as may be reasonably necessary, required, desired or expedient for the conservation and/or preservation of energy or energy services as may be necessary to comply with applicable laws, codes, rules or regulations, whether mandatory or voluntary. Provided, that if such compliance is voluntary, Landlord shall ensure that the energy provided is of a comparable standard and does not compromise Tenant's use of the Premises.

         SECTION 11.10. Landlord reserves the right to interrupt, curtail, stop or suspend the supply of any service, including, but not limited to, the furnishing of HVAC, elevator, escalator, and cleaning services, and the operation of plumbing and electrical systems for repairs, alterations, replacements or improvements. If any event described in this Section occurs, (i) Landlord shall use reasonable efforts to make such repairs at times other than Normal Business Hours, and (ii) Landlord shall, in each instance, promptly effect performance or restore service when and as soon as possible.

         SECTION 11.11. Tenant agrees to pay Landlord, if there is a metered utility connection to the Premises, all charges for the utility(ies) consumed upon the Premises and all charges for repairs to the meter or meters on the Premises, whether such repairs are made necessary by ordinary wear and tear, including, but not limited to, freezing or hot water.

         SECTION 11.12. If and to the extent that Tenant is unable to conduct its ordinary business operations for a continuous period of three (3) working days resulting from Landlord's failure to supply, or inadequacy in supplying, HVAC, elevator, cleaning services, or the operations of plumbing and electrical systems, then Tenant's Base Rent shall be abated or reduced to the extent of Tenant's diminution in its use and enjoyment of the Premises, for the entire period of time Tenant remains unable to use and enjoy the Premises due to the failure to supply such service. Provided, that Tenant shall not have the right to abate or reduce the Base Rent if (i) the reason for the failure to supply such service is not reasonably within the control of Landlord, and (ii) Landlord has used reasonable efforts to cause such failure to be cured. Tenant shall have the right to cancel this Lease upon written notice to Landlord if the interruption unreasonably and materially interferes with Tenant's use of or access to the Premises for at least 45 days and Landlord is not exercising reasonable efforts to restore the services. Provided further, that Tenant may institute such other actions as our available under applicable law to recover damages against Landlord.

         SECTION 11.13. All services and all systems provided by Landlord pursuant to this Article 11 shall be consistent with the standards for a First Class Office Building.

                            ARTICLE 12 - ELECTRICITY

         SECTION 12.01. Electric current shall be supplied by Landlord to Tenant as herein provided. Base Rent includes a charge for consumption of electricity for the Building standard 277-volt lighting fixtures installed in the Premises and for normal small office machines and fixtures connected to the Building standard 110-volt, single phase outlets, 24 hours per day. Tenant shall pay as Additional Rent, and on a monthly basis, for the consumption of electricity used in the Premises for a total connected load in excess of a total of five (5) watts per square foot of Rentable Area of the Premises at a rate computed on Landlord's average cost per kilowatt hour. Such average cost shall be determined by dividing the total kilowatt hours used in the Building into the total cost of the utility company's electricity invoices for the Building. The amount of electrical consumption in the Premises for a total connected load in excess of five (5) watts shall be determined by Landlord's reasonable estimate, or if requested by Tenant, by an engineering analysis and/or study by a consultant retained by Landlord and Tenant, such study to be at Tenant's sole cost. For computer floors, supplemental HVAC and other special installations, additional electrical usage shall be determined by measurement by electric meters to be installed as required by Landlord at Tenant's sole cost. If Tenant requires electrical current beyond five (5) watts per square foot, Tenant shall pay for such consumption as Additional Rent, based on the above method of calculating cost. Charges for excess electrical consumption shall be billed and paid as Additional Rent.

         SECTION 12.02. Tenant shall pay as Additional Rent, within ten (10) days of being billed therefor, the cost of all replacement lamps, bulbs, starters and ballasts used in the Premises, together with the charge for installation thereof.

         SECTION 12.03. Tenant covenants and agrees that at all times its use of electric current shall not exceed Tenant's proportionate share of the capacity of existing feeders to the Building or the risers or wiring installation. Any riser or risers or wiring to meet Tenant's excess electrical requirements, upon written request of Tenant, will be installed by Landlord, at the sole cost and expense of Tenant if, in Landlord's sole judgment, the same are necessary and will not cause permanent damage or injury to the Building or Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants.

         SECTION 12.04. Tenant shall make no alterations or additions to the electric equipment or installation without the prior written consent of Landlord in each instance, and all work shall be done by Landlord at Tenant's expense in accordance with plans and specifications of Tenant to be submitted and approved by Landlord.

         SECTION 12.05. If, at any time when Landlord is furnishing electric current to the Premises, it becomes illegal for Landlord to continue to do so, Landlord may, upon not less than thirty (30) days' prior written notice to Tenant, discontinue the furnishing of such electric current. If Landlord gives any such notice of discontinuance, Landlord shall make all the necessary arrangements with a public utility to furnish such electric current to the Premises, but Tenant will contract directly with such public utility for the supplying of such electric current to the Premises.


                 ARTICLE 13 - ALTERATIONS; CONDITION OF PREMISES

         SECTION 13.01. All tenant improvements to prepare the Premises for initial occupancy by Tenant (the "Initial Alterations") shall be performed in accordance with and subject to the terms, covenants and conditions of the Work Letter attached hereto as Exhibit D and hereby made a part hereof. The Tenant Allowance shall be used in accordance with the provisions of the Work Letter.

         SECTION 13.02. Excepting alterations of less than twenty-five thousand dollars per year which are non-structural, Tenant shall not make any alterations, improvements or additions to the Premises without the prior written approval of Landlord, which consent shall not be unreasonably withheld. All alterations, improvements and additions to the Premises must be performed by Landlord or by contractors which have been approved by Landlord. Tenant shall, if requested by Landlord, furnish Landlord with plans and specifications, names and addresses of contractors, copies of contracts, necessary permits, and indemnification in form and amount satisfactory to Landlord and shall, prior to the commencement of any work, cause its contractors to file waivers of lien against any and all claims, costs, damages, liabilities and expenses which may arise in connection with any such work. Tenant hereby agrees to indemnify and hold harmless Landlord from any and all liabilities of every kind and description which may arise out of or be connected in any way with any such work, unless such work is performed by Landlord or contractors retained by Landlord to perform such work. Before commencing any such work, Tenant shall furnish Landlord with certificates of insurance from all contractors performing labor or furnishing materials insuring Landlord in such amounts as Landlord deems appropriate against any and all liabilities which may arise out of or be connected in any way with such work. Tenant shall pay the cost of all such work and also the cost of repairing the Premises or the Building occasioned by such work.

         Upon completing any such work, Tenant shall furnish Landlord with contractors' affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used. All such work shall comply with all insurance requirements, with all of Landlord's Rules and Regulations, and with all laws, ordinances, regulations and requirements of any governmental and quasi-governmental bodies or agencies having or claiming jurisdiction. If any such work results in a change in the HVAC load in the Premises, Landlord shall, at Tenant's expense, at Landlord's option, either modify the existing systems or provide supplementary HVAC systems or equipment necessary to accommodate such load change. Notwithstanding the foregoing, Landlord may, at its option, direct Tenant, at Tenant's expense, to either modify the existing systems or provide supplementary HVAC systems or equipment necessary to accommodate such load change. Tenant shall perform or cause such work to be performed in a manner which will not interfere with or impair the use and enjoyment of any other portion of the Building by Landlord and/or other tenants.

         Tenant shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Building, the land upon which the Building is situated, the Premises, or any part thereof arising out of work performed, or alleged to have been performed by, or under the direction of, or on behalf of Tenant. If any such lien or claim for lien is filed, Tenant, within ten (10) days thereof, shall either have such lien or claim for lien released of record or shall deliver to landlord a bond in form, content and amount satisfactory to Landlord and issued by a surety satisfactory to Landlord, indemnifying Landlord and anyone else designated by Landlord against all costs and liabilities resulting from such lien or claim for lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to have such lien or claim for liens released or to deliver such bond to Landlord with ten
(10) days thereof, Landlord, without investigating the validity of such lien, may pay or discharge the same and Tenant shall reimburse Landlord as Additional Rent upon demand for the amount so paid by Landlord, including Landlord's expenses and attorneys' fees.

         All alterations, improvements, additions or fixtures (excluding trade fixtures), including, but not limited to any wiring and cabling, whether installed before or after the making of this Lease, shall remain upon the Premises at the expiration or sooner termination of this Lease and shall become the property of Landlord, unless Landlord and Tenant shall mutually agree prior to Tenant's installing such alterations that Tenant shall have the right to remove such property at the Lease termination, and Tenant shall be obligated to remove such alterations, improvements, additions and fixtures (as were mutually agreed to by the parties) and restore the Premises to the same good order and condition in which they were prior to the commencement of this Lease, reasonable wear and tear excepted. Landlord shall also have the right to require Tenant to remove certain specified alterations, improvements, additions or fixtures. Tenant's obligation to remove such alterations, improvements, additions or fixtures as specified above shall survive the Expiration Date.

         SECTION 13.03 If changes or alterations are made by Landlord to any portion of the Building, Landlord shall not thereby be subject to any liability nor shall Tenant be entitled to any compensation or any reduction or abatement of Rent and such changes or alterations shall not be deemed to be a constructive or actual eviction or a breach of Landlord's covenant of quiet enjoyment, provided that such changes or alterations do not adversely affect Tenant's use and occupancy of the Premises or change Tenant's leased area.

                              ARTICLE 14 - REPAIRS

         SECTION 14.01. Tenant shall keep the Premises and the fixtures and appurtenances therein in good order and condition at its sole cost and expense which are not Landlord's obligations pursuant to any provision of this Lease, and shall commit no waste in the Premises or the Building. In addition, Tenant shall make repairs necessitated by its negligence or the negligence of its employees and guests. Tenant's ordinary repairs shall include, without limitation, the following:

         (a) any installations made by or on behalf of Tenant (excepting the Initial Alterations for a period of twelve (12) months);

         (b) trade fixtures and other property belonging to Tenant.

         SECTION 14.02. Landlord shall promptly make all repairs necessary to maintain the structural portions of the Building, the roof, and the Building systems (HVAC, electrical, plumbing, mechanical, etc.), exterior glass, parking areas and facilities servicing the Premises in proper order, condition, and repair.

         Unless Landlord has actual knowledge of the need for repairs, Tenant shall provide a written notice to Landlord that repairs to the Premises are needed. Landlord shall not be obligated under this Article to repair any damage caused by the negligence of Tenant, its employees or guests, subtenants, or contractors or subcontractors retained by Tenant to perform work on the Premises.

         SECTION 14.03. All repairs, restorations or replacements by either party shall be of first-class quality and done in a good and workmanlike manner.

         SECTION 14.04. Except as otherwise set forth in this Lease, there shall be no allowance to Tenant or diminution of Rent and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making of any repairs, alterations, additions, substitutions or improvements in or to any portion of the Building or the Premises or in and to the fixtures, appurtenances and equipment thereof; provided that in each case such repairs, alterations, additions, substitutions or improvements are effected in a manner which does not cause unreasonable inconvenience to Tenant and provided further that in each case all work done in connection with such repairs, alterations, additions, substitutions or improvements is done promptly in a good and workmanlike manner consistent with a First Class Office Building.

                       ARTICLE 15 - INSURANCE REQUIREMENTS

         SECTION 15.01. Tenant shall not do or permit to be done any act or thing upon the Premises which will invalidate or be in conflict with the Certificate of Occupancy for the Premises or the terms of any standard form of "all risk" property insurance policies covering the Building and the fixtures and property therein; and shall, at its own expense, comply with all rules, orders, regulations or requirements of the National Fire Protection Association and the Insurance Service Office of Pennsylvania or any other similar body having jurisdiction and shall not knowingly do or permit anything to be done in or upon the Premises or bring or keep anything therein or use the Premises in a manner which increases the rate of property insurance upon the Building or on the property or equipment located therein or cause any such policy or policies to be canceled.

         SECTION 15.02. If any installation in or use of the Premises by Tenant increases the rate of "all risk" property insurance on the Building or on the property and equipment of Landlord or any other tenant or subtenant in the Building and such rate shall be higher than it otherwise would be, Tenant shall, within ten (10) days after being billed therefor, reimburse Landlord for that part of the fire insurance premiums thereafter paid by Landlord which shall have been charged because of such installation or use by Tenant, and such reimbursement shall be deemed Additional Rent.

         SECTION 15.03. Tenant covenants and agrees to provide on or before the Commencement Date and to keep in force during the entire Term of this Lease: (a) commercial general liability insurance for the mutual benefit of Landlord and Tenant relating to the Premises and its appurtenances in an amount of not less than Five Million and 00/l00 Dollars ($5,000,000.00) in respect of personal injury or death and of not less than Five Million and 00/l00 Dollars ($5,000,000.00) in respect of property damage; and (b) "All Risk" property insurance covering all risks of physical loss, in an amount adequate to cover the cost of replacement of all fixtures, equipment, decoration, contents and personal property therein, provided, that upon satisfactory evidence of financial worth of at least $100,000,000, Tenant shall have the ability to self-insure such risks; and (c) if there is a boiler or air-conditioning equipment in, on, adjoining or beneath the Premises for the sole benefit of Tenant, broad form, boiler or machine insurance in the amount of Two Hundred Fifty Thousand and 00/l00 Dollars ($250,000.00). All such insurance shall name Landlord, Building Manager and Landlord's mortgagee ("Landlord Insured Entities") as additional insureds as their respective interests may appear and contain a stipulation that it is Tenant's primary insurance. Tenant agrees to deliver to Landlord at least fifteen (15) days prior to the time such insurance is first required to be carried by Tenant, and thereafter at least fifteen (15) days prior to the expiration of any such policy, either a duplicate original or a certificate of insurance procured by Tenant evidencing compliance with its obligations hereunder, together with evidence of payment therefor. Landlord agrees that it shall carry insurance on the Building sufficient to replace the Building, including the Premises.

         All of the aforesaid insurance shall be written by one or more responsible insurance companies satisfactory to Landlord and shall contain endorsements that: (i) such insurance may not be canceled or amended with respect to Landlord and the other Landlord Insured Entities except upon thirty
(30) days written notice to Landlord from the insurer; and (ii) Tenant shall be solely responsible for payment of premiums for such insurance. If Tenant fails to furnish such insurance, Landlord may obtain such insurance and the premiums shall be paid by Tenant as Additional Rent within ten (10) days after being billed therefor.

         SECTION 15.04. Notwithstanding anything to the contrary contained in this Lease, if either party suffers an injury (such injured party being referred to herein as the "Injured Party"), the Injured Party waives claims arising in any manner in its favor and against the other party and the other party's directors, officers, employees, shareholders and agents for loss or damage to the Injured Party's property located within or constituting a part or all of the Building, but only to the extent the loss or damage is capable of being insured against by "All Risk" form insurance coverage, whether carried or not. This waiver does not apply to claims caused by a party's willful misconduct. The property insurance policies carried by Landlord and Tenant shall contain a waiver of subrogation clause consistent with this Section 15.04.


                    ARTICLE 16 - COVENANT OF QUIET ENJOYMENT

         SECTION 16.01. Landlord covenants that upon Tenant's paying Rent and observing and performing all the terms, covenants and conditions of this Lease on its part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises (which shall include 24 hours per day and 7 days per week access to the Building and the Premises, subject to reasonable security procedures) without any hindrance, interference or molestation from Landlord or any party acting by, through or under the direction of Landlord, subject, nevertheless, to the terms and conditions of this Lease.


                       ARTICLE 17 - LIABILITY OF LANDLORD;
                   INDEMNIFICATION; AND EXCUSE OF PERFORMANCE

         SECTION 17.01. Landlord and its officers, directors, shareholders, employees, servants and agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, electrical disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or caused by dampness or by any other cause of whatever nature, unless caused by or due to any negligent act or omission of Landlord, its officers, directors, shareholders, employees, servants and agents, and then only after (a) notice (if reasonably practicable under the circumstances) to Landlord of the condition claimed to constitute negligence and (b) the expiration of a reasonable time after such notice has been received by Landlord without Landlord having taken all commercially reasonable and practicable means to cure or correct such condition; and pending such cure or correction by Landlord, Tenant shall take all reasonably prudent temporary measures (if possible under the circumstances) and safeguards to prevent and mitigate any injury, loss or damage to persons or property. In no event shall Landlord or any of its officers, directors, shareholders, employees, servants or agents be liable for (i) any loss, the risk of which is covered by Tenant's insurance or would have been covered had Tenant maintained the insurance required under the Lease; (ii) any damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public, or quasi-public work.

         SECTION 17.02. Landlord and its officers, directors, shareholders, employees, servants and agents shall not be liable to Tenant, its employees, agents, contractors, invitees and licensees, and Tenant shall indemnify Landlord and its officers, directors, shareholders, employees, servants and agents and hold them harmless from and against any and all liability arising from or occasioned by the injury or death of the employees, agents, contractors, invitees and licensees of Tenant, irrespective of the cause of such injury or death, unless caused by or due to any negligent act or omission of Landlord, its agents or employees.

         SECTION 17.03. Tenant shall defend, indemnify and save harmless Landlord, its directors, officers, shareholders, agents and employees, against and from all liabilities, obligations, damages, amounts paid in settlement, penalties, claims, costs, charges and expenses, including reasonable attorneys' fees, which may be imposed upon or incurred by or asserted against Landlord and/or its agents during the Term of this Lease, or during any period of time that Tenant may have been given access to or possession of all or any part of the Premises but only to the extent that it arises from any negligent act or omission of Tenant or any of Tenant's agents, employees, servants, licensees, contractors or subtenants.

         SECTION 17.04. Landlord shall not be liable (a) for any failure to provide access to the Premises or (b) to assure the beneficial use of the Premises or (c) if any utility become unavailable from any public utility company, public authority or any other person, firm or corporation, including Landlord, supplying or distributing such utility when such failure, or unavailability is caused by natural disasters, riots, civil disturbances, insurrection, war, court order, public enemy, strikes, lockouts or other labor disturbances the inability to obtain an adequate supply of fuel, gas, steam, water, electricity, labor or other supplies or by any other condition beyond Landlord's reasonable control, and Tenant shall not be entitled to any damages resulting from such failure or unavailability, nor shall such failure or unavailability relieve Tenant of the obligation to pay all sums due hereunder or constitute or be construed as a constructive or other eviction of Tenant. If any governmental entity promulgates or revises any statute, ordinance or building, fire or other code, or imposes mandatory controls or guidelines on Landlord or the Building or any part thereof, relating to the use or conservation of energy, water, gas, steam, light, or electricity or the provision of any other utility or service provided with respect to this Lease, or if Landlord is required to make alterations to the Building in order to comply with such mandatory controls or guidelines, Landlord may, in its sole discretion, comply with such mandatory controls or guidelines, or make such alterations to the Building. Neither such compliance nor the making of such alterations shall in any event entitle Tenant to any damages, relieve Tenant of the obligation to pay any of the sums due hereunder, or constitute or be construed as a constructive or other eviction of Tenant.

         SECTION 17.05. Except as set forth in this Lease, this Lease and the obligations of Tenant to pay Rent hereunder and perform all of the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill or is delayed in fulfilling any of its obligations under this Lease or is unable to supply or is delayed in supplying any service, express or implied, to be supplied or is unable to make or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of any cause whatsoever beyond Landlord's reasonable control, including, but not limited to, acts of God, strikes, lockouts or other labor disturbances, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof or of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or other similar emergency. Notwithstanding the above, Landlord shall be required to undertake its reasonable efforts to fulfill its obligations under this Lease, and if such condition exists for greater than ninety (90) days, Tenant shall have the right to terminate this Lease without the payment of any damages to Landlord.

         SECTION 17.06. If at any time windows of the Premises or entrances to the Building are temporary closed off, darkened, or blocked up, Landlord shall not be liable for any damages Tenant may thereby sustain and Tenant shall not be entitled to any compensation therefor. Provided, that if such condition is due to the actions of Landlord, Landlord shall take actions to minimize the disturbance to Tenant.

         SECTION 17.07. The provisions of this Article are intended to be cumulative and not exclusive of any other rights or remedies which Landlord would otherwise have hereunder, at law, in equity or otherwise.


                   ARTICLE 18 - DAMAGE BY FIRE OR OTHER CAUSE

         SECTION 18.01. If the Premises or the Building should be partially or totally damaged or destroyed by fire or other cause, then (if this Lease shall not have been canceled as provided in this Section 18.01 or Section 18.02), Landlord shall promptly make application to receive insurance proceeds and thereafter diligently repair the damage and restore, replace and rebuild the Building and Premises to the condition originally provided by Landlord. Landlord's repair obligations with respect to the Premises shall be to restore the Premises to the condition it was in on the Commencement Date, including restoration of the Initial Alterations. Landlord shall not be required to repair or replace at its expense any property that Tenant is required to insure pursuant to Section 15.03.

         If the Premises shall be damaged or destroyed, the Base Rent payable hereunder shall be abated to the extent that the Premises shall have been rendered untenantable or unfit for

Tenant's use; provided, however, that should Tenant reoccupy a portion of the Premises that had been rendered untenantable or unfit for Tenant's use prior to the date that Landlord has completed all its repair obligations, Base Rent shall be apportioned and payable by Tenant in proportion to (i) the part of the Premises occupied by it, and (ii) Tenant's ability to use and enjoy such part of the Premises relative to use and enjoyment before such damage or destruction. Base Rent will not be abated for any damage caused by the willful misconduct of Tenant or any of its agents, employees or contractors.

         Nevertheless, in case of such total or substantial damage to or destruction of, or complete, or substantial untenantability of the Premises, Tenant may, at its option, upon thirty (30) days notice to Landlord, cancel this Lease by written notice to Landlord if either (i) Landlord has not completed the making of the repairs and substantially restored, replaced and rebuilt the Premises to the extent required hereunder within twelve (12) months from the date of such damage or destruction, or (ii) it is reasonably determined by Landlord's architect and Tenant's architect (or, if such parties fail to reach an agreement, a mutually agreed to third-party architect) at the time of such destruction that such repair and substantial restoration cannot be performed within twelve (12) months from the date of such damage or destruction..

         Provided that Landlord has maintained adequate insurance to cover the "replacement cost" of the Building and the Premises, Landlord's obligations under this Section 18.01 to repair and replace the Premises shall be limited to the insurance proceeds received.

         If the damage to the Building should be so extensive that Landlord shall decide not to repair or rebuild the Building, this Lease shall be terminated as of the date of such damage or destruction by written notice from Landlord to Tenant given within one hundred twenty (120) days after such damage or destruction and Tenant shall thereupon promptly vacate the Premises.

         SECTION 18.02. If the Building or the Premises shall be substantially destroyed by fire or other causes at any time during the last year of the Term of this Lease, either Landlord or Tenant may terminate this Lease upon written notice to the other party hereto given within sixty (60) days after the date of such destruction.

         SECTION 18.03. Intentionally Omitted.

         SECTION 18.04. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building. Landlord shall use commercially reasonable efforts to effect such repairs promptly following receipt of insurance proceeds and in such manner as not to unreasonably interfere with Tenant's occupancy.

         SECTION 18.05. Landlord shall not insure any property that is Tenant's obligation to insure under Section 15.03.

         SECTION 18.06. In the event of termination of this Lease pursuant to this Article 18, Landlord shall promptly refund to Tenant any Rent allocable to the period subsequent to the date of damage or destruction except any portion which may be allocable to partial occupancy. Tenant shall thereupon surrender possession of the Leased Premises. Termination of this Lease by either Landlord or Tenant under this Article 18 shall not be deemed a waiver of any other rights or remedies which either may have against the other nor relieve Landlord or Tenant of any liability for any loss or damage suffered by reason of the failure of either party to perform any of its obligations under this Lease arising prior to the date of such termination.


                            ARTICLE 19 - CONDEMNATION

         SECTION 19.01. If the whole or substantially the whole of the Building shall be condemned or taken permanently for any public or quasi-public use, this Lease and the estate hereby granted, shall forthwith cease and terminate as of the date of taking of possession for such use or purpose.

         SECTION 19.02. If less than the whole or substantially the whole of the Building shall be condemned or taken permanently or if the whole or substantially the whole of the Building is condemned or taken temporarily, this Lease shall remain in full force and effect, except that (a) if the taking shall nevertheless be so extensive that Landlord shall decide not to restore the Building, then Landlord (whether or not the Premises are affected) may, at its option, terminate this Lease and the Term and estate hereby granted shall be terminated as of the date of such taking of possession for such use, or (b) if more than ten percent (10%) of the Premises should be condemned or taken, Tenant may elect at any time within thirty (30) days of the date of such taking to cancel this Lease upon written notice to Landlord, and thereupon this Lease shall terminate upon the date Tenant may specify in said notice. If this Lease shall remain in force as to any part of the Premises, the Base Rent shall be abated by an amount representing the part of the Base Rent properly allocable to the portion of the Premises which may be so condemned or taken. In addition, to the extent that access to the Building or parking is materially and adversely affected by a condemnation, Tenant shall have the right to terminate this Lease.

         SECTION 19.03. In the event of the termination of this Lease pursuant to the provisions of Sections 19.01 or 19.02, this Lease and the Term and estate hereby granted shall expire as of the date of such termination in the same manner and with the same effect as if that were the date set for the normal expiration of the Term of this Lease, and the Base Rent and any Additional Rent shall be apportioned as of such date.

         SECTION 19.04. Landlord shall be entitled to receive the entire award arising from any condemnation proceeding without deduction therefrom for any estate vested in Tenant by this Lease and Tenant shall receive no part of such award or awards, except as provided in Section 19.05. Tenant hereby expressly assigns to Landlord any and all of its right, title and interest in or to such award or awards or any part thereof.

         SECTION 19.05. Notwithstanding the foregoing, in the event of any condemnation or taking as described in this Article, Tenant shall be entitled to appear, claim, prove and receive in the condemnation proceeding such amounts as may be separately awarded to Tenant for removal expenses, business dislocation damages and moving expenses, provided no such claims shall diminish Landlord's award.

         SECTION 19.06. In the event of a condemnation or taking as described in this Article 19 and if the Lease has not been terminated as a result thereof, Landlord shall, to the extent of net condemnation award received (net of the cost of collection), proceed with reasonable diligence to repair and restore the remaining part of the Building (and the Premises, if applicable) to the condition originally provided by Landlord to the extent feasible.

                               ARTICLE 20 - ENTRY

         SECTION 20.01. Landlord, its employees, agents or designees shall have the right to enter the Premises at reasonable times without notice for the purposes of providing cleaning and other services to be provided by Landlord under this Lease, and making such repairs or alterations as Landlord shall be required or shall have the right to make by the provisions of this Lease or any other lease in the Building.

         In the case of an emergency, Landlord shall have the right to enter the Premises for such reasonable purposes as Landlord, in its discretion, may find appropriate. Landlord shall also have the right to enter the Premises at reasonable times upon prior written notice for the purpose of inspecting it or exhibiting it to prospective purchasers, lessees or mortgagees; provided however, Landlord shall not unreasonably interfere with Tenant's use of the Premises.

             ARTICLE 21 - RIGHT TO CHANGE PUBLIC PORTIONS, NAME AND
                              ADDRESS OF BUILDING

         SECTION 21.01. Landlord shall, upon written notice to Tenant, have the right at any time without thereby creating an actual or constructive eviction, breaching Landlord's covenant of quiet enjoyment, or incurring any liability to Tenant therefor, to change the arrangement or location of the common areas of the Building, including but not limited to such of the following as are not contained within the Premises or any part thereof: entrances; passageways; doors and doorways; corridors; stairs; toilets; and other like public service portions of the Building. Nevertheless, subject to Section 22.01, Landlord shall not make any permanent change which shall materially interfere with access to the Premises from and through the Building or change the character of the Building from that of a comparable office building.

         SECTION 21.02. Landlord reserves the right, in its sole discretion, to change the name and/or address of the Building without creating or incurring any liability to Tenant therefor.

                  ARTICLE 22 - NO LIGHT, AIR OR VIEW EASEMENTS

         SECTION 22.01. Any diminution or shutting off of light, air or view by any structure which is now or may hereafter be erected on land adjacent to the Building and noise, dust or vibration shall in no way affect this Lease or impose any liability on Landlord.


                             ARTICLE 23 - BANKRUPTCY

         SECTION 23.01. If at any time prior to the Commencement Date or during the Term of this Lease (i) there shall be entered a decree or order providing for relief by a court having jurisdiction in the Premises in respect of Tenant in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee sequestrator (or similar official) of Tenant or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and if such decree or order shall continue unstayed and in effect for a period of sixty (60) consecutive days, and (ii) Tenant shall have failed to pay Rent timely or otherwise have failed to perform its obligations under this Lease, then, at the option of Landlord exercised within a reasonable period of time after notice of the happening of any such event, may be canceled and terminated and in such event neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of any order of any court shall be entitled (a) in the case of any such event happening prior to the Commencement Date, to possession of the Premises, or (b) in the case of any such event happening during the Term of this Lease, to remain in possession of the Premises and Tenant shall forthwith quit and surrender the Premises, and Landlord, in addition to the other rights and remedies it has by virtue of any other provision in this Lease contained or by virtue of any statute or rule of law, may retain as liquidated damages any Rent, security deposit or moneys received by it from Tenant or others on behalf of Tenant upon the execution of this Lease.

         SECTION 23.02. If at any time prior to the Commencement Date or during the Term of this Lease there shall be commenced by Tenant a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or if Tenant should consent to the entry of an order for relief in an involuntary case under any such law, or if Tenant should consent to the appointment of or to the taking of possession of the Premises or a substantial part of Tenant's assets or property by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official), or if Tenant should make any assignment for the benefit of creditors, or if Tenant should fail generally to pay its debts as such debts become due (within the meaning of the Federal bankruptcy act) or if Tenant takes any action in furtherance of any of the foregoing, this Lease at the option of Landlord exercised within a reasonable time after notice of the happening of any one or more of such events, may be canceled and terminated by Landlord, in which event neither Tenant nor any person claiming through or under Tenant by virtue of any statute or of any order of any court shall be entitled (a) in the case of any such event happening prior to the Commencement Date, to possession of the Premises, or (b) in the case of any such event happening during the Term of this Lease, to remain in possession of the Premises, and Tenant shall forthwith quit and surrender the Premises, and Landlord, in addition to the other rights and remedies it has by virtue of any other provisions in this Lease contained, or by virtue of any statute or rule of law, may retain as liquidated damages any Rent, security deposit or moneys received by Landlord from Tenant or others on behalf of Tenant.

         SECTION 23.03. It is stipulated and agreed that in the event of the termination of this Lease pursuant to this Article 23, Landlord shall forthwith, notwithstanding any other provision of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the Rent reserved hereunder for the unexpired portion of the Term of this Lease and the rental value of the Premises, if lower than the Rent reserved, at the time of termination, for the unexpired portion of the Term of this Lease, both discounted at the rate of five percent (5%) per annum to present worth subject to any limitation placed on such recovery by Federal bankruptcy act. Nothing herein contained shall limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum amount allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater than, equal to or less than the amount of the difference referred to above.


                    ARTICLE 24 - DEFAULTS; REMEDIES; DAMAGES

         SECTION 24.01. Any one or more of the following events shall constitute an "Event of Default":

         (a) The sale of Tenant's interest in the Premises under attachment, execution or similar legal process;

         (b) The occurrence of any event referred to in Article 23 and, in the case of an occurrence of any event referred to in Section 23.01, the continuance of such event for the time period therein specified;

         (c) The failure of Tenant to pay any Rent or other sum of money within ten (10) days after Tenant's receipt of written notice that said amount is past due; provided, that an Event of Default shall occur if Tenant fails to pay Rent as required by this item (c) more than two times during any one Lease Year without any such notice.

         (d) The failure by Tenant in the performance or observance of any other covenant or agreement of this Lease (other than a failure involving the payment of money), which failure is not cured within thirty (30) days after written notice thereof by Landlord, unless such failure is of such nature that it cannot reasonably be cured within such thirty (30) day period, in which case Landlord shall not exercise the remedies described below so long as Tenant shall commence the curing of the default within such thirty (30) day period and shall thereafter diligently prosecute the curing of same to completion;

         (e) The default by Tenant in the performance of any covenant or agreement of this Lease more than three (3) times in any period of twelve (12) months, notwithstanding that such defaults shall have each been timely cured, and after following the procedure required in paragraph (d) for the first three defaults in performance;

         (f) The abandonment of the Premises which shall be defined as the removal by Tenant of all or substantially all of Tenant's furniture, equipment, appliances and personal property from the Premises or the failure of Tenant to carry on its business at the Premises, unless Tenant shall continue to pay Rent to Landlord;

         (g) A default by Tenant under Section 25.01 and Section 25.02 of this Lease;

         (h) An assignment by Tenant for the benefit of creditors or the appointment of a receiver for Tenant by legal proceedings or otherwise.

         SECTION 24.02. Upon the occurrence of an Event of Default, Landlord, without notice to Tenant in any instance (except where expressly provided for below), may do any one or more of the following:

         (a) Declare all Rent and Additional Rent to the date of the Default due and payable. In addition, Tenant shall be liable for the net present value of the sum of all Rent plus all Additional Rent that otherwise would have been payable by Tenant during the remainder of the Term had there been no Default, less the net present value of the sum of the fair market value of all Rent plus all Additional Rent that would be paid by a third party in an arms-length transaction to lease the Premises during the remainder of the Term.

         (b) Sell at public or private sale all or any part of the goods, chattels, fixtures and other personal property belonging to Tenant which are or may be put into the Premises during the Term, whether exempt or not from sale under execution or attachment (it being agreed that said property shall at all times be bound with a lien in favor of Landlord and shall be chargeable for all Rent and for the fulfillment of the other covenants and agreements herein contained) and apply the proceeds of such sale: first, to the payment of all costs and expenses of conducting the sale or caring for or storing said property; second, toward the payment of any indebtedness, including, without limitation, indebtedness for Rent, which may be or may become due from Tenant to Landlord; and third, to pay to Tenant, on demand in writing, any surplus remaining after all indebtedness of Tenant to Landlord has been fully paid. Provided, that in no event shall Landlord be able to claim ownership, in whole or in part, of any intellectual property of Tenant, which shall include, without limitation, any proprietary software of Tenant's which may be stored on any computer system taken by Landlord. In addition, Landlord's right under this
Section 24.02 shall be subordinate to any senior liens which Tenant has granted on any of its assets and Landlord shall grant any waivers (which shall be in a form reasonably satisfactory to Landlord) necessary to permit such present or future senior liens.

         (c) Elect to terminate this Lease and the property rights created hereby by giving notice of such election to Tenant, and reenter the Premises, by summary proceedings or otherwise, and remove Tenant and all other persons and property from the Premises, and store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant without resort to legal process and without Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby. Landlord's election to terminate this Lease upon Event of Default shall not constitute a waiver of any claims Landlord may have against Tenant and shall not relieve Tenant of any liabilities.

         (d) Exercise any other legal or equitable right or remedy which Landlord may have.

         SECTION 24.03. Landlord reserves the right to perform, upon thirty (30) days written notice, on behalf and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant has failed to perform, the cost of which performance by Landlord, together with interest thereon at the Default Rate from the date of such expenditure until the date Landlord receives reimbursement, shall be deemed Additional Rent and shall be payable by Tenant to Landlord upon demand. Notwithstanding the provisions set forth above, Landlord may act without notice to Tenant if Landlord reasonably believes it would be materially injured by the failure to take rapid action or if the unperformed act of Tenant constitutes an emergency. Landlord shall be entitled to reasonable attorney's fees for any legal costs incurred to enforce this Section.

         SECTION 24.04. If this Lease is terminated, Landlord may, without further notice, re-enter the Premises by aid of legal process, terminate all services, and relet the Premises or any part thereof, alone or together with other premises, for such term or terms (which may be greater or less than the period which otherwise would have constituted the balance of the Term) and on such terms and conditions (which may include concessions or free rent and alterations of the Premises) as Landlord, in its reasonable discretion, may determine, but Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished by reason of any failure by Landlord to relet the Premises if Landlord has taken reasonable steps to mitigate damages and relet the Premises following a vacancy by Tenant or an Event of Default. Landlord's damages shall include, but not be limited to: (a) the deficiency between Rent for what would have been the unexpired Term and any rent collected by Landlord less costs of reletting; or (b) a lump sum payment equal to the difference between Rent for what would have been the balance of the Term and the market rent discounted at five percent (5%) per annum.

         SECTION 24.05. Except in an instance where the parties are disputing an abatement or reduction in Rent, as otherwise set forth in this Lease, Tenant agrees that it shall not interpose any counterclaim in a summary proceeding or in any action based on non-payment of Rent or any other payment required of Tenant hereunder unless the failure to interpose a particular claim as a counterclaim would result in the loss of such claim; notwithstanding the above, Tenant shall not be prevented from raising any defense to Landlord's claims (as opposed to counterclaims).

Initials             Section 24.06. Tenant further authorizes and empowers any
of          such attorney, either in addition to or without such judgment for
Tenant:     the specific amount of Rent or accelerated rents due under this
            Lease, to appear for Tenant, and for any other persons claiming
-------     under, by or through Tenant, and confess judgment forthwith against
            Tenant and such other persons and in favor_of_Landlord, in an amicable action of ejectment from the Premises, with all the conditions, fees, releases, waivers and confessions of judgments in ejectment as are set forth in this Article for confession of judgment for amounts due. The entry of judgment under the foregoing warrants shall not exhaust the warrants, but successive judgments may be entered thereunder from time to time as often as defaults occur.

                     TENANT FURTHER ACKNOWLEDGES THAT IT UNDERSTANDS THE
            CONFESSION OF JUDGMENT AUTHORIZED ABOVE; THAT THIS TRANSACTION IS COMMERCIAL IN NATURE; AND THAT TENANT WAIVES THE RIGHT TO A HEARING OR TRIAL IN COURT WHICH WOULD OTHERWISE BE REQUIRED BY LAW AS A CONDITION PRECEDENT TO LANDLORD'S OBTAINING THE JUDGEMENT AUTHORIZED ABOVE.

         Section 24.07. Tenant expressly releases to Landlord and to any and all attorneys who may appear for Tenant all procedural errors in said proceedings and all liability therefor.

         SECTION 24.08. No reference to any specific right or remedy shall preclude Landlord from exercising any other right or from having any other remedy or from maintaining any action to which it may otherwise be entitled by law or in equity. No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial Rent during the continuance of any such breach, shall constitute a waiver of any such breach, agreement, term, covenant or condition. No waiver by Landlord of any breach by Tenant under this Lease or of any breach by any other tenant under any other lease of any portion of the Building shall affect or alter this Lease in any way whatsoever.

         SECTION 24.09. CUMULATIVE REMEDIES. Acceptance of a sum of money by Landlord or Tenant shall not be implied to mean an accord and satisfaction unless expressly agreed to in writing. It is understood and agreed that the remedies herein given to Landlord or Tenant shall be cumulative, and the exercise of any one remedy by Landlord or Tenant shall not be to the exclusion of any other remedy.

          ARTICLE 25 - ASSIGNMENT, MORTGAGING, SUBLEASING AND RECAPTURE

         SECTION 25.01. MORTGAGES AND ENCUMBRANCES. Tenant shall not mortgage, pledge, encumber or otherwise hypothecate this Lease or the Premises or any part thereof in any manner whatsoever without the prior written consent of Landlord, and any attempt to do so shall be null and void and a material breach and an Event of Default under this Lease.

         SECTION 25.02. ASSIGNMENT AND SUBLEASE. Except as otherwise provided in this Section, Tenant shall not assign this Lease, sublease all or any part of the Premises or allow occupancy by anyone other than Tenant (any such assignment, sublease or occupancy, a "Proposed Transfer") without the prior written consent of Landlord, which shall be requested by letter ("Notice") advising Landlord of its intention from, on and after a stated date (which shall not be less than sixty (60) days after the date of the Notice), to sublease or allow occupancy to any part or all of the Premises or to assign its interest in this Lease, and Landlord shall not unreasonably withhold consent; provided that:
(a) the proposed sublessee, occupant or assignee shall be of a character in keeping with the standards of the Building; (b) the creditworthiness of the proposed sublessee, occupant or assignee and the proposed use of the Premises shall be reasonably acceptable to Landlord; (c) Tenant provides all reasonably available information on the proposed sublessee, occupant or assignee that Landlord requests; and (d) the sublease, occupancy agreement or assignment is in form and substance reasonably satisfactory to Landlord. Tenant shall also submit any advertising or offering materials that Tenant intends to use in connection with any efforts to sublease, assign or transfer. Within twenty (20) days after receipt of the Notice, Landlord shall advise Tenant whether it approves or rejects the proposed sublease, occupancy or assignment as set forth in the Notice or whether it elects to recapture the space described in the Notice. If Landlord fails to advise Tenant within twenty (20) days, there shall be a deemed assent on the part of Landlord. Any assignment, occupancy or subletting taken without Landlord's written consent shall, at Landlord's option, be deemed null and void and a material breach of and Event of Default under this Lease.

         Notwithstanding anything to the contrary contained herein, Tenant may assign this Lease to or permit any corporation or other business entity which is and continues at all times to control, be controlled by, or be under common control with Tenant (each a "related corporation") to sublet the Premises for any of the purposes permitted to Tenant under this Lease (subject however to compliance with Tenant's obligations under this Lease) provided that (i) Tenant shall not then be in default in the performance of any of its obligations under this Lease, (ii) prior to such assignment or subletting, Tenant furnishes Landlord with the name of any such related corporation, together with evidence reasonably satisfactory to Landlord that the proposed assignee or subtenant, as the case may be, is a related corporation of Tenant, (iii) in the event of an assignment or a sublease of all or substantially all of the Premises, the assignee or sublessee shall have a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant named herein on the date of this Lease, and proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten
(10) days prior to the effective date of any such transaction. For the purposes hereof, "control" shall be deemed to mean ownership of not less than fifty-one percent (51%) of all of the legal and equitable interest in any other business entities.

         SECTION 25.03. RECAPTURE. Landlord's notice to Tenant that it has elected to recapture said space shall automatically cancel and terminate this Lease with respect to the space therein described as of the date stated in the Notice. If the Notice shall cover all of the Premises, and if Landlord elects to recapture the Premises, the Term of this Lease shall expire and end on the date stated in the Notice as fully and completely as if that date had been herein definitely fixed for the expiration of the Term of this Lease. If, however, this Lease shall be canceled pursuant to the foregoing with respect to less than the entire Premises, the Base Rent and Additional Rent shall be adjusted on the basis of the number of square feet retained by Tenant in proportion to the number of square feet contained in the Premises and this Lease as so amended shall continue thereafter in full force and effect. Landlord shall not have the right to recapture less than all the space offered by Tenant.

         SECTION 25.04. CORPORATIONS AND OTHER ENTITIES. If Tenant is a corporation, a dissolution of the corporation or a transfer of a majority of Tenant's voting stock (by one or more transaction, other than the sale of publicly traded stock, including, without limitation, an initial public offering by Tenant) shall be deemed an assignment of this Lease subject to the provisions of this Article 25; but such provisions (with the exception of Section 25.06) shall not apply to an assignment or deemed assignment of this Lease on account of the transfer to, or a merger or consolidation transaction with, a corporation or other entity into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets or stock are transferred, provided that a principal purpose of such merger or transfer is not the assignment of this Lease, and provided that the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant on the date of this Lease (and proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten
(10) days prior to the effective date of any such transaction). If Tenant is a partnership or limited liability company, dissolution of the partnership or the limited liability company or transfer of a controlling interest in Tenant (including by admission of new partners or members or withdrawal of existing partners or members having a controlling interest) shall be deemed an assignment of this Lease subject to the provisions of this Article, regardless of whether the transfer is made by one or more transactions, or whether the controlling interest before the transfer or afterwards is held by more than one person.

         SECTION 25.05. RESTRICTIONS ON IDENTITY OF ASSIGNEE OR SUBLESSOR. Tenant shall not assign this Lease, sublease all or any part of the Premises or allow occupancy to any existing tenants of the Building (or their subtenants or assignees) or to any prospective tenant with whom Landlord or its agents are currently negotiating or had negotiated for other space in the Building within the six (6) month period prior to the Notice.

         SECTION 25.06 OTHER PROVISIONS. A sublease or assignment permitted hereunder shall be subject to and made upon the following terms:

         (a) Any such sublease or assignment shall be subject to the terms of this Lease and the Term thereof may not extend beyond the expiration or other termination of the Term of this Lease;

         (b) The use to be made of the subleased or assigned space shall be permissible under this Lease and in keeping with the character of the Building, such that the proposed subtenant shall not: (i) be likely to increase Landlord's Operating Expenses beyond that which would be incurred for use by other tenancies in the Building; (ii) increase the burden on existing cleaning services or elevators over the burden prior to such proposed subletting; (iii) require any alterations to be performed in or made to any portion of the Building or the Land other than the Premises; or (iv) violate any provision or restrictions herein relating to the use or occupancy of the Premises; if Landlord shall have consented to a sublease and, as a direct and provable result of the use and occupancy of the subleased portion of the Premises by the subtenant, Landlord's Operating Expenses are increased (as reasonably documented by Landlord), then Tenant shall pay to Landlord, within thirty(30) days after demand, as Additional Rent, all resulting increases in Operating Expenses ;

         (c) Such sublease or assignment shall not violate any negative use covenants relating to the Building;

         (d) No sublease or assignment shall be valid and no subtenant or assignee shall take possession of the Premises until an executed counterpart of such sublease or assignment has been delivered to Landlord and, with respect to an assignment, a written consent document among Landlord, Tenant and the assignee in form and substance reasonably acceptable to Landlord and each signatory party has been executed, expressly enforceable by Landlord, whereby the assignee assumes and agrees to be bound by all of the provisions of this Lease and to perform all of the obligations of Tenant hereunder accruing from the day after the execution thereof;

         (e) No sublessee or assignee shall have a right to further sublease or assign;

         (f) The Tenant shall reimburse Landlord within thirty (30) days following request for payment, as Additional Rent, for any out-of-pocket costs (including reasonable attorneys' fees and expenses not to exceed $2,500) reasonably incurred by Landlord in connection with any actual or proposed assignment or sublease, whether or not consummated, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant;

         (g) Tenant shall not advertise the availability of the Premises for assignment or subletting without Landlord's approval as to the form and content of such advertisement, which shall, in any case, exclude a description of the Rent;

         (h) A permitted subtenant or assignee shall specifically assume the obligations and duties of Tenant hereunder without, however, releasing Tenant from such obligations and duties (unless otherwise agreed to by the parties in writing), and Tenant shall remain fully liable for the payment of Rent, and for the performance of all other obligations of Tenant contained in this Lease. Any act or omission of any assignee or subtenant, or of anyone claiming under or through any assignee or subtenant, that violates any of the obligations of this Lease shall be deemed a violation of this Lease by Tenant unless such act or omission is an act or omission of Landlord or Landlord's designee or of anyone claiming under or through Landlord or Landlord's designee;

         (i) Landlord shall have the right to enforce the provisions of any sublease, including collection of rents as provided in Section 25.08; and in the event of termination of this Lease or reentry or repossession of the Premises by Landlord, Landlord shall have the right, at its sole option, to terminate the sublease or to recognize such sublease and, in such event, to take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord but nevertheless Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease; (ii) be subject to any defense or offset previously accrued in favor of the subtenant against Tenant; or (iii) be bound by any previous modification of such sublease made without Landlord's written consent or by any previous prepayment of more than one (1) month's rent.

         SECTION 25.07. ADDITIONAL RENT. If Landlord shall grant its consent to a proposed transfer (excepting those transfers in the second paragraph of Section 25.02 and 25.04), then Tenant, in consideration therefor, shall pay to Landlord, as Additional Rent, a sum equal to fifty percent (50%) of the aggregate of all sums and other consideration received by Tenant for or by reason of such Proposed Transfer (including all rents, charges and other consideration payable to Tenant under the terms of the sublease or assignment and any collateral agreements), as and when such sums and other consideration are received by Tenant; provided, however, that such Additional Rent shall be reduced (but not to less than zero) by the following amounts, to the extent that Tenant shall have furnished to Landlord reasonably satisfactory documentation therefor: (a) in the case of a sublease, all Rents theretofor actually paid to Landlord by Tenant hereunder for the subleased portion of the Premises during the term of such sublease (determined based on the ratio of the Rentable Area of the subleased portion of the Premises to the Rentable Area of the Premises, except to the extent that different Base Rents are specified herein for different portions of the Premises); (b) any reasonable and customary brokerage commissions theretofor actually paid by Tenant on account of such sublease or assignment; (c) any Additional Rent theretofor actually paid to Landlord pursuant to Section 25.06(f) in connection with such assignment or sublease; (d) any reasonable advertising costs theretofor actually paid by Tenant in connection such assignment or sublease; (e) any out-of-pocket costs theretofor actually paid by Tenant in providing concessions to the assignee or subtenant in connection with such transaction (such as the cost of any tenant improvement allowance or other payment provided by Tenant to such assignee or subtenant);
(f) any reasonable fees and charges theretofor actually paid by Tenant to attorneys, architects and space planners reasonably necessary to effect such assignment or sublease; and (g) the net unamortized or undepreciated cost of any of Tenant's property that was paid for by Tenant and that is sold to the assignee or subtenant in connection with such assignment or sublease, determined on the basis of Tenant's federal income tax returns.

         SECTION 25.08. ACCEPTANCE OF RENT. If this Lease is assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee. If all or any part of the Premises are sublet, whether or not in violation of this Lease, Landlord may, after an Event of Default by Tenant and expiration of Tenant's time to cure such default, collect rent from the subtenant. In either event, Landlord may apply the net amount collected to payment of Rents, but no such assignment, subletting, or collection shall be deemed a waiver of any of the provisions of this Article 25, an acceptance of the assignee or subtenant as a tenant, or a release of Tenant from the performance by Tenant of Tenant's obligations under this Lease.


                 ARTICLE 26 - SUBORDINATION AND NON-DISTURBANCE

         SECTION 26.01. If Landlord has a leasehold interest in the Premises or if the Premises are subject to any mortgages or deeds of trust as of the date hereof, Landlord and Tenant shall, and Landlord shall cause the fee simple owner of the Premises and each holder of such mortgages or deeds of trust to, execute within thirty (30) days after the execution of this Lease a subordination, non-disturbance and attornment agreement in form and substance reasonably satisfactory to the parties thereto. If Landlord does not deliver the required subordination, non-disturbance and attornment agreement(s) to Tenant within thirty (30) days after the execution of the Lease, Tenant may terminate this Lease by written notice to Landlord at any time prior to the date Landlord delivers such executed agreement(s) to Tenant.

         SECTION 26.02. Landlord shall obtain for, and provide to, Tenant from each lender, mortgagee, underlying landlord or other party whose title might hereafter become superior to the title of Landlord, or who may have perfected or may perfect any title that might otherwise cause a termination of this Lease (any such party being hereinafter referred to as a "Superior Mortgagee"), a written agreement executed by such Superior Mortgagee and Landlord, and to be executed by Tenant, in form and substance reasonably satisfactory to the parties thereto, which agreement shall incorporate, among other things, provisions to the following effect: (a) that such Superior Mortgagee shall at all times and under all conditions, including, but not limited to, any foreclosure or other repossession proceedings, recognize, permit and continue the tenancy of Tenant and its successor and assigns in the Premises and assume the obligations of Landlord under the provisions of this Lease; and (b) that such Superior Mortgagee shall require that any purchaser acquiring the Building and the Land shall assume the obligations of Landlord under this Lease so that the rights of Tenant or those holding under Tenant shall not be interfered with or affected in any manner whatsoever.

                       ARTICLE 27 - SURRENDER OF PREMISES

         SECTION 27.01. Upon the expiration or other termination of this Lease for any cause whatsoever, Tenant shall peaceably and quietly deliver up to the Landlord possession of the Premises, together with all alterations, improvements, additions or fixtures, whether installed before or after the execution of this Lease and by whomsoever made, in as good order and condition as the same are at the commencement of the Term of this Lease or as thereafter altered by Landlord or Tenant, reasonable use and wear thereof, fire, casualty and repairs which are Landlord's obligations excepted. If Landlord gives written notice to Tenant to remove any alterations, improvements, additions or fixtures pursuant to Article 13 hereof, Tenant shall remove them. Tenant's goods, effects, personal property, business and trade fixtures, machinery and equipment not removed by Tenant at the expiration or other termination of this Lease (or commenced to be removed within seven (7) days after a termination by reason of Tenant's default) shall be considered abandoned or become property of Landlord and Landlord may dispose of same as it deems expedient, but Tenant shall promptly reimburse Landlord for any expenses incurred by Landlord in connection therewith, including, without limitation, the cost of removal thereof and repairing any damage occasioned by such removal.

         Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Term of this Lease.


                  ARTICLE 28 - EFFECT OF CONVEYANCE BY LANDLORD

         SECTION 28.01. Tenant shall attorn to and recognize as Landlord under the Lease any transferee of Landlord's interest which by voluntary or involuntary sale or transfer, including, but not limited to, any purchaser which shall succeed to the interest of Landlord hereunder at any foreclosure sale or at any sale under a power of sale contained in any mortgage that now exists or may hereafter be placed upon the Land or the Building or any part thereof and all renewals, replacement, modifications, consolidations and extensions thereof, as the case may be, for the balance of the remaining Term. Tenant shall execute and deliver in recordable form whatever reasonable instruments Tenant may be required to acknowledge such attornment.


                              ARTICLE 29 - NOTICES

         SECTION 29.01. Any notice or demand required or permitted to be given by the terms and provisions of this Lease, or by any law or governmental regulations, either by Landlord to Tenant, or by Tenant to Landlord, shall be in writing and shall be sent to the following address(es) by (a) registered or certified mail, or (b) nationally recognized overnight courier:

If to Tenant:

                      FreeMarkets OnLine, Inc.
                      130 Seventh Street
                      Century Building, Suite 500
                      Pittsburgh, Pennsylvania  15222

                      Attention:  Vincent Rago

and to:

                      Morgan, Lewis & Bockius LLP
                      One Oxford Centre
                      32nd Floor
                      Pittsburgh, Pennsylvania  15219

                      Attention:  Eric D. Kline

If to Landlord:

                      One Oliver Associates Limited Partnership
                      c/o Kojaian Management Corporation
                      1400 N. Woodward
                      Suite 250
                      Bloomfield Hills, MI  48304

and to:

                      Grubb & Ellis Real Estate Management
                      2000 Town Center, Suite 500
                      Southfield, MI  48075

                      Grubb & Ellis Company
                      600 Six PPG Place
                      Pittsburgh, PA  15222

Any such notice or demand shall be deemed received (a) three (3) days after deposit with the United States Postal Service if sent by registered or certified mail or (b) one (1) day after delivery to the courier if sent by nationally recognized overnight courier. Either party may, by not less than ten (10) days written notice given as provided in this Section 29.01, designate a different address or addresses for notices or demands to it.

         SECTION 29.02. Notwithstanding anything to the contrary in Section 29.01, notices requesting services during other than Normal Business Hours pursuant to Article 11 shall be given as provided in the Rules and Regulations attached hereto.

                        ARTICLE 30 - WAIVER OF REDEMPTION

         SECTION 30.01. Tenant, for itself, and on behalf of any and all persons claiming through or under it, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Premises or to have a continuance of this Lease for the Term hereby demised after having been disposed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

                        ARTICLE 31 - ESTOPPEL CERTIFICATE

         SECTION 31.01. Tenant agrees at any time, and from time to time, upon not less than fifteen (15) days' prior notice, to execute, acknowledge and deliver, without cost or expense to Landlord, a statement in writing certifying:
(a) that Tenant has accepted the Premises (or if Tenant has not accepted the Premises the reasons therefor) ; (b) the Commencement Date and Expiration Date;
(c) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and further stating the modifications); (d) the amount and dates to which the Base Rent, Additional Rent and other charges have been paid; and (e) that to Tenant's knowledge Tenant is not in default under the Lease nor does any event exist which, with the passage of time or the giving of notice or both would constitute an Event of Default, except as to defaults specified in the certificate; (f) whether or not to the knowledge of Tenant, Landlord is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease on its part to be performed, and, if so, specifying each such default of which Tenant may have knowledge, and (g) and other information reasonably requested; it being intended that any such statement delivered pursuant hereto may be relied upon by any other party with whom Landlord may be dealing.


                             ARTICLE 32 - RELOCATION

         Landlord shall have no right to relocate Tenant from the Premises during the Term or any extension thereof.


                        ARTICLE 33 - HAZARDOUS SUBSTANCES

         (a) Tenant shall not cause or allow the generation, treatment, storage, or disposal of Hazardous Substances on or near the Premises or the Building except that Tenant may use and dispose of normal office and cleaning supplies so long as such supplies are used in compliance with applicable laws. "Hazardous Substances" shall mean (i) any hazardous substance as that term is defined in the Comprehensive Environment Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq., as amended, (ii) any hazardous waste or hazardous substance as those terms are defined in any local state or federal law, regulation and ordinance applicable to the Premises or the Building, or
(iii) petroleum including crude oil or any fraction thereof.

         (b) Tenant agrees to indemnify, defend and hold harmless Landlord, its employees, agents, successors, and assigns, from and against any and all damage, claim, liability or loss, including reasonable attorneys' and other fees, arising out of or in any way connected to the generation, treatment, storage or disposal of Hazardous Substances by Tenant, its employees, agents, contractors, or invitees, on or near the Premises or the Building. Such duty of indemnification shall include, but not be limited to, damage, liability, or loss pursuant to all federal, state and local environmental laws, rules and ordinances, strict liability and common law.

         (c) Landlord agrees to indemnify, defend and hold harmless Tenant, its employees, agents, successors, and assigns, from and against any and all damage, claim, liability or loss, including reasonable attorneys' and other fees, arising out of or in any way connected to the generation, treatment, storage or disposal of Hazardous Substances by Landlord, its employees, agents, contractors, or invitees, on or near the Premises or the Building. Such duty of indemnification shall include, but not be limited to, damage, liability, or loss pursuant to all federal, state and local environmental laws, rules and ordinances, strict liability and common law.

         (d) Where Tenant has knowledge, Tenant agrees to notify Landlord immediately of any disposal of Hazardous Substances on or near the Premises or the Building, of any discovery of Hazardous Substances on or near the Premises or the Building, or of any notice by any governmental authority or private party alleging or suggesting that a disposal of Hazardous Substances on or near the Premises or the Building may have occurred. Furthermore, Tenant agrees to provide Landlord with full and complete access to any documents or information in Tenant's possession or control relevant to the question of the generation, treatment, storage or disposal of Hazardous Substances on or near the Premises or the Building.

         (e) Landlord represents and warrants that, to its knowledge, it is delivering the Premises in full compliance with all Environmental Laws, except for asbestos in the Building. Landlord has received a copy of the report prepared by Crouse & Co. ("Crouse Report") and has agreed to remediate the Premises by vacuuming the ceiling tiles and encapsulating friable asbestos. Except as set forth in Section 33(a) and Section 33(b), Landlord shall remain liable for compliance with all Environmental Laws and remediation of all Hazardous Substances on the Premises throughout the Term. Provided further, that Landlord expressly acknowledges the existence of encapsulated asbestos in the ceiling of each of the 21st and 22nd floors taken by Tenant, and no action taken by Tenant (other than its negligence with respect to such asbestos) shall cause it to have any liability for any matter related to said asbestos.


                    ARTICLE 34 - REPRESENTATIONS BY LANDLORD

         SECTION 34.01. Landlord represents and warrants as follows:

         (a) it has good title to the Building, Land and Premises free and clear of all liens, encumbrances, mortgages, leases and other matters that would restrict or prevent the use and enjoyment of Tenant of the Premises or the rights, easements, or privileges granted to Tenant under this Lease;

         (b) it has the authority to enter into this Lease, is in good standing in Pennsylvania, and entering into this Lease will not conflict with any other agreement to which it is subject or cause it to be in default under any other agreement;

         (c) it has received no notice that the Building, Land, and Premises are not in compliance with all applicable governmental regulations, including, without limitation, all federal, state and local codes and ordinances ("Laws"), and, if such notice is received during the Term, shall take all necessary actions as are required by law to cause the Building, Land and Premises to comply with all Laws at Landlord's expense (i.e., such costs shall not be charged directly or indirectly through Operating Expenses to Tenant);

         (d) it has received no notice that the common areas of the Building, and the Premises, are not in compliance in all material respects with the American with Disabilities Act ("ADA") and, if such notice is received during the Term, Landlord shall take all necessary actions as are required by law to cause such areas to comply with the ADA at Landlord's expense (i.e., such costs shall not be charged directly or indirectly through Operating Expenses to Tenant).

                           ARTICLE 35 - MISCELLANEOUS

         SECTION 35.01. SUCCESSORS AND ASSIGNS. This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns and shall be binding upon Tenant, its successors and permitted assigns and shall inure to the benefit of Tenant and its permitted assigns.

         SECTION 35.02. Captions and Headings. The Table of Contents, Article and Section captions and headings are for convenience of reference only and in no way shall be used to construe or modify the provisions set forth in this Lease.

         SECTION 35.03. BROKER'S COMMISSION. Each party represents and warrants to the other party that it did not deal with any broker or finder with respect to this Lease or the Premises other than Grubb & Ellis (the "Broker"), as representative of Tenant. The execution and delivery of this Lease by each party shall be conclusive evidence that such party has relied upon the foregoing representation and warranty. Landlord shall pay the Broker a full commission in accordance with the brokerage agreement with Grubb & Ellis; provided, that if Landlord shall fail to pay such commission, Tenant shall have the right to make such payment on behalf of Landlord and deduct such commission from Tenant's Base Rent until Tenant has recovered the full amount of such commission. Tenant shall indemnify and hold Landlord harmless from and against any and all claims for commission, fee or other compensation by any Person (other than Broker) who shall claim to have dealt with Tenant in connection with this Lease and for any and all costs incurred by Landlord in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements. Landlord shall indemnify and hold Tenant harmless from and against any and all claims for commission, fee or other compensation by the Broker and any person who shall claim to have dealt with Landlord in connection with this Lease and for any and all costs incurred by Tenant in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements. This provision shall survive the expiration or earlier termination of this Lease.

         SECTION 35.04. No Discrimination. It is intended that the Building shall be operated so that all prospective tenants thereof, and all customers, employees, licensees and invitees of all tenants shall have the opportunity to obtain all the goods, services, accommodations, advantages, facilities and privileges of the Building without discrimination because of race, creed, color, sex, age, national origin or ancestry. To that end, Tenant will not discriminate in the conduct and operation of its business in the Premises against any person or group of persons because of the race, creed, color, sex, age, national origin or ancestry of such person or group of persons.

         SECTION 35.05. NO JOINT VENTURE. Any intention to create a joint venture or partnership or any relationship other than landlord and tenant between the parties hereto is hereby expressly disclaimed, and, in no event, shall Landlord have any liability for Tenant's debts and liabilities.

         SECTION 35.06. NO OPTION. The submission of this Lease for examination does not constitute a reservation of or option for the Premises, and this Lease shall become effective only upon execution and delivery thereof by both parties.

         SECTION 35.07. NO MODIFICATION. This writing is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein. No course of prior dealings between the parties or their officers, employees, agents or affiliates shall be relevant or admissible to supplement, explain or vary any of the terms of this Lease. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease. No representations, understandings or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein. This Lease can be modified only by a writing signed by the party against whom the modification is enforceable.

         SECTION 35.08. SEVERABILITY. If any term or provision, or any portion thereof of this Lease, or the application thereof to any person or circumstances shall, to any extent, be illegal, invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstance other than those as to which it is held illegal, invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid, and enforceable, provided such addition does not increase or decrease the obligations of or derogate from the rights or powers of either Landlord or Tenant.

         SECTION 35.09. LIMITED LIABILITY. If Landlord shall fail to perform any covenant, term or condition of this Lease, and if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Building and out of rents or other income from the Building receivable by Landlord (including rents payable by Tenant), or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Building, and neither Landlord nor any of its partners shall be liable for any deficiency.

         SECTION 35.10. THIRD PARTY BENEFICIARY. Nothing contained in this Lease shall be construed so as to confer upon any other party the rights of a third party beneficiary except rights contained herein for the benefit of a mortgagee of Landlord.

         SECTION 35.11. AUTHORITY. The persons executing this Lease on behalf of Tenant hereby covenant and warrant that: (a) Tenant is a duly constituted corporation qualified to do business in the state in which the Premises are situate; (b) all Tenant's taxes have been paid to date; and (c) such persons are duly authorized by proper action to execute and deliver this Lease on behalf of the Tenant.

         SECTION 35.12. APPLICABLE LAW. This Lease and the rights and obligation of the parties hereunder shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

         SECTION 35.13. CONFIDENTIALITY. Tenant agrees that, except as may be required by law, it shall maintain in confidence and shall not divulge to any third party (except as required by law) any of the terms, covenants and conditions of this Lease, including without limitation, any information related to the rental rate, the length of the Term, any extension, termination, expansion, contraction or similar options, if any, or the amount of any free rent, improvement allowance or other concessions granted to Tenant by Landlord under this Lease. Tenant further agrees to take commercially reasonable precautions to prevent the unauthorized disclosure of any of such information to any third parties. Tenant's obligations under this Section 35.l3 shall survive the termination or expiration of this Lease.

         SECTION 35.14. CONSTRUCTION. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party drafting a document.

         SECTION 35.15. COUNTERPARTS. This Lease may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which, when executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

         SECTION 35.16. NO RECORDING. Except as required by law, Tenant shall not record this Lease or any memorandum hereof without the prior written consent of Landlord.

         SECTION 35.17. PARKING. Tenant shall be entitled to initially have eight (8) parking spaces (which shall not be "reserved" spaces) in Landlord's parking garage in the Building at a monthly rate of $220.00 per space, which rate shall be in effect for the first twelve months during this Lease, and thereafter shall be at market rates for comparable parking space in Pittsburgh. Such number of parking spaces shall be proportionally increased if Tenant exercises the options set forth in Article 37.

                          ARTICLE 36 - SECURITY DEPOSIT

         SECTION 36.01. SECURITY DEPOSIT.

         Upon the execution of this Lease, Tenant has deposited with Landlord the "Deposit" in the amount of Sixty Thousand Dollars ($60,000). The Deposit shall be held by Landlord as security for the faithful performance by Tenant of this Lease. If Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may, but shall have no obligation to, use, apply or retain all or any portion of the Deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Deposit, Tenant shall within ten (10) days after demand therefor deposit cash with Landlord in an amount sufficient to restore the Deposit to the full amount thereof. Landlord shall not be required to keep the Deposit separate from its general accounts. If Tenant performs all of Tenant's obligations hereunder, the Deposit or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payment of interest or other increment for its use to Tenant (or, at Landlord's option, to the assignee, if any, of Tenant's interest hereunder) at the expiration of the Term, and after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to the Deposit.


                           ARTICLE 37 - TENANT OPTIONS

         SECTION 37.01. EXPANSION. Reserved.

         SECTION 37.02. OPTION TO EXPAND TO 23RD FLOOR. On or before July 1, 2000, Tenant shall have the option to lease, under the same terms and conditions of this Lease, as the same may be amended, an additional area of not less than 18,000 rentable square feet of space on the twenty-third (23rd) floor, effective upon nine months written notice. Tenant shall notify Landlord in writing of its intent to lease such space on or before September 30, 1999. The Base Rent for such space shall be the then-current escalated Base Rent being paid for the original Premises. The Tenant improvement allowance shall be pro-rated relative to the initial allowance based upon the remaining term of the Lease, calculated according to the following formula: $0.2381 per square foot multiplied by the number of months remaining in the Term. If Tenant does not provide written notice of its intent to occupy such space by September 30, 1999, Tenant shall be deemed to have waived its option to expand onto the twenty-third (23rd) floor. Landlord shall deliver such additional space in compliance with the provisions of this Lease.

         SECTION 37.03. RIGHT OF FIRST REFUSAL ON 24TH AND 25TH FLOORS. Tenant shall have a right of first refusal to lease either (or both) of the 24th and 25th Floors of the Building. If at any time during the Term, Landlord shall receive a bona fide offer from a third party for the lease of either the 24th Floor or the 25th Floor which Landlord desires to accept, Landlord shall promptly deliver to Tenant a copy of the terms of such offer, and Tenant may, within ten business (10) days thereafter, elect to lease such space on the same terms and conditions as those set forth in such offer (except that there shall be no right to relocate Tenant from such space). In addition, if any acceptable third party offer to Landlord shall be for part of the 24th Floor or 25th Floors, Tenant's right of first refusal shall be applicable thereto, but the failure of Tenant to take up such space shall not bar its right on any additional space subsequently offered on such floor or floors. Provided further, that, after complying with the provisions of this Section 37.03, such third party offer is not consummated, Tenant's right of first refusal shall remain applicable to subsequent offers. To preserve Tenant's 24th Floor right of first refusal, Landlord shall use its reasonable efforts to lease space other than the 24th Floor of the Building. If Tenant pays an amount equal to or greater than the current Base Rent, the Tenant improvement allowance shall be pro-rated relative to the initial allowance based upon the remaining term of the Lease, calculated according to the following formula: $0.2381 per square foot multiplied by the number of months remaining in the Term. If such Base Rent is less than the then current Base Rent, the tenant allowance shall be on terms substantial the same as those offered to the third-party. Landlord shall deliver such additional space in compliance with the provisions of this Lease.


                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.


                                           Landlord:


WITNESS:                                   ONE OLIVER ASSOCIATES LIMITED
                                           PARTNERSHIP, A MICHIGAN LIMITED
                                           PARTNERSHIP


/s/ [illegible]                            By: ONE OLIVER - GP, INC., A MICHIGAN
------------------------------                 CORPORATION, ITS GENERAL PARTNER
Title:



                                           By: /s/ Mike Kojaian
                                              ----------------------------------
                                              Mike Kojaian, President


                                           Tenant:



WITNESS:                                   FREEMARKETS ONLINE, INC.


/s/ [illegible]                            By /s/ Glen T. Meakem
------------------------------               -----------------------------------
                                             Name: Glen T. Meakem
                                             Title: President

COMMONWEALTH OF PENNSYLVANIA      )
                                  )  ss:
COUNTY OF ALLEGHENY               )


         On this the 21st day of October, 1998, before me a Notary Public, personally appeared Glen T. Meakem, who acknowledged himself to be the President of FreeMarkets OnLine, Inc, and that he as such President, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of Glen T. Meakem by himself as President.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal.


________________________
Notary Public



My Commission Expires:

COMMONWEALTH OF PENNSYLVANIA      )
                                  )  ss.
COUNTY OF ALLEGHENY               )


         On this the ___ day of ________________, 199 , before me a Notary Public, personally appeared _____________________, who acknowledged ___self to be a ___________________ of _______________________ and that he as such
___________________, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by ___self as ________________.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.




________________________
Notary Public


My Commission Expires:

                                   EXHIBIT A

                            [GRAPHIC OF 21ST FLOOR
                            PLAN, ONE OLIVER PLAZA]

                                   EXHIBIT B

                           LEGAL DESCRIPTION OF LAND



     ALL THAT CERTAIN PIECE OR PARCEL OF GROUND situate in the Second Ward of the City of Pittsburgh, County of Allegheny and Commonwealth of Pennsylvania, being bounded and described as follows, to wit:


     BEGINNING at the intersection of the southerly side of Sixth Avenue and the westerly side of Wood Street; thence along the westerly side of Wood Street South 29 degrees 20 feet West a distance of 175.51 feet to a point; thence through lands now or late of Oliver Tyrone Corporation, the following five courses and distances: North 61 degrees 54 feet West a distance of 90.25 feet to a point; thence North 28 degrees 19 feet East a distance of 19.14 feet to a point; thence North 61 degrees 48 feet 15 inches West a distance of 59.17 feet to a point; thence South 74 degrees 28 feet 20 inches West a distance of 33.97 feet to a point; and thence North 16 degrees 37 feet 15 inches West a distance of 111.32 feet to a point on the southerly side of Liberty Avenue; thence along the southerly side of Liberty Avenue North 73 degrees 17 feet 10 inches East a distance of 143.51 feet to a point on the southerly side of Sixth Avenue; thence along the southerly side of Sixth Avenue South 61 degrees 41 feet East a distance of 154.23 feet to the point at the place of beginning.

     TOGETHER with all right, title and interest of the grantor now owned or hereafter acquired in and to the land within the streets and alleys adjoining all of the real estate described herein.

     BEING designated as Block 1D, Lot No. 221 in the Deed Registry Office of Allegheny County.

                                    EXHIBIT C

                                       TO

                                 LEASE AGREEMENT



               BUILDING STANDARD CLEANING AND JANITORIAL SERVICES

REGULARLY:

         Empty wastepaper baskets and ashtrays. Vacuum clean or carpet sweep all carpets and rugs, dry mop all resilient and hard floors.

         Dust and wipe clean all office furniture and window sills, washing window sills when necessary.

         Wipe clean all water fountains and coolers - empty waste water.

         Dust and damp dust, as necessary, interiors of all wastepaper baskets.

         Remove wastepaper and normal office refuse.

         Sweep and dust all private stairways.

         Clean all men's and ladies' toilets, sanitize all fixtures.

         Mop all ceramic tile, marble and terrazzo flooring.

PERIODICALLY:

         Wash all exterior windows.

         Dust while in place all pictures, frames, charts, graphs and similar wall hangings not reached in night cleaning schedule.

         Dust all vertical surfaces and walls, partitions, doors, door bucks and other surfaces not reached in night cleaning schedule.

         Dust all venetian blinds.

         Dust ceiling surfaces, other than acoustical ceiling material.

         Clean all building standard lighting fixtures.

AFTER CLEANING, ALL LIGHTS SHALL BE TURNED OFF, DOORS LOCKED AND OFFICES LEFT IN AN ORDERLY FASHION.

                                   EXHIBIT "D"

                                   WORK LETTER
                          ATTACHED TO AND MADE PART OF
                           OFFICE SPACE LEASE BETWEEN
             ONE OLIVER ASSOCIATED LIMITED PARTNERSHIP, AS LANDLORD
                     AND FREEMARKETS ONLINE, INC., AS TENANT


         As a material inducement to Tenant to enter into the Lease, and in consideration of the covenants herein contained, Landlord and Tenant, intending to be legally bound, agree as follows:

         1. Lease; Defined Terms. The Lease is hereby incorporated by reference to the extent that the provisions of this Work Letter apply thereto. Terms not otherwise defined in this Work Letter shall have the meanings given to them in the Lease.

         2. General Principles. It is the intent of the parties to achieve a substantial redesign and alteration of the Premises, so that the Premises will have a level of comfort, quality and efficiency comparable to a First Class Office Building.

         3.   Premises Work.

              a. Landlord shall, except to the extent set forth in paragraph 4 below, provide all labor, materials and expertise necessary for the renovation and improvement of the Premises (the "Premises Work "). Tenant shall complete architectural plans and specifications and related design plans for the Premises Work (such architectural plans and specifications and related design plans are together referred to as the " Premises Plans"). The Premises Plans shall be delivered to Landlord by December 1, 1998 for its review and approval. Tenant shall make such changes to the Premises Plans as are reasonably requested by Landlord to obtain Landlord's approval. If the Premises Plans are not delivered to Landlord by December 1, 1998, the Commencement Date shall nevertheless be March 1, 1999. Landlord shall promptly obtain a building permit for the Premises and commence the Premises Work within the later of (i) thirty days after receiving the Premises Plans or (ii) ten days after receiving the building permit.

              b. Landlord shall select a reputable general contractor to perform the Premises Work. Such general contractor shall supply the costs for construction, including bids from three (3) reputable subcontractors (if three such reputable subcontractors are reasonably available) to provide pertinent sub-contractor work. Landlord shall review the list of all subcontractors to determine that all such parties are reputable. In consultation with Landlord, Tenant shall review the bids and shall have the option of preparing and delivering to Landlord, within 5 days of Tenant's receipt of the bids, revisions to the Premises Plans that implement adjustments in the scope or quality of the Premises Work required by Tenant, and Landlord shall assist Tenant in coordinating any such revisions and will provide Tenant with construction cost estimates to facilitate potential savings. Tenant shall have only one opportunity to revise the Premises Plans as set forth in the preceding sentence. Upon Landlord's review and approval of the revised Premises Plans, which approval shall be deemed given if Landlord fails to disapprove the same within 5 days of its receipt thereof, or, if the Premises Plans are not revised by Tenant, upon Tenant's written notice to Landlord that the Premises Plans are acceptable to Tenant, then Landlord shall select the low bidder and prepare a cost estimate that sets forth in detail the total expected cost of the Premises Work, including the cost of the Premises Plans, permit and inspection fees, labor, materials, general conditions, competitive contractor profits and a construction management fee of 5.0 % paid to Landlord's construction manager (collectively, the " Premises Work Costs"). In the event that Landlord prefers to select a bidder other than the low bidder to perform the Premises Work, Landlord may do so, but the Premises Work Costs shall be reduced by the savings that would have resulted from using the low bidder. Provided, that the preceding sentence shall not apply if Landlord failed to choose the low bidder for the reason that such low bidder did not provide an all-inclusive bid.

              c. Landlord shall perform, or cause to be performed, the Premises Work in accordance with the Premises Plans. Landlord reserves the right, however: (i) to make substitutions of material of equivalent grade and quality when and if any specified material shall not be readily and reasonably available, and (ii) to make, after discussion with Tenant, reasonable changes necessitated by conditions met in the course of construction which shall not substantially deviate from the intended results of the Premises Plans.

              d. Except as permitted by paragraph 3(c) above, changes in the Premises Work may be accomplished only by a Change Order (defined below). Tenant shall have the right to require changes in the Premises Work by making a written demand to Landlord describing the required change, but Landlord shall not be obliged to perform the requested change unless a Change Order is issued with respect thereto. As used in this Work Letter, a "Change Order" shall mean a written instrument prepared by Landlord and signed by Landlord and Tenant stating their agreement upon all of the following: (i) a change in the Premises Work; (ii) the extent of the adjustment in the Premises Work Costs; and (iii) the extent of the adjustment in the scheduled date of first occupancy of the premises, as set forth below ("Occupancy Date"). Landlord shall act reasonably and diligently in preparing a Change Order following its receipt of Tenant's demand therefor. Provided, that if Tenant's Change Orders result in a delay to its occupancy of the Premises, Tenant shall nevertheless be required to pay Base Rent from the scheduled Occupancy Date but for the Change Order.

              e. Landlord shall notify Tenant no less than fifteen (15) days prior to the expected date of substantial completion of the Premises Work ("Notice"). Promptly following Landlord's Notice of the expected date of substantial completion, Landlord and Tenant shall inspect the Building and the Premises, and Tenant shall create a punch list of work which Landlord has not completed substantially in accordance with the Premises Plans. Such punch list shall be promptly reviewed for approval by Landlord, which approval shall not be unreasonably withheld. Upon completion of the inspection, unless Tenant shall notify Landlord in writing regarding any observed deficiencies in the Premises Work that go beyond punch list items, which notice shall be delivered to Landlord, if at all, within two business days following Tenant's inspection, it shall be presumed that the Premises Work was satisfactorily performed in accordance with, and meeting the requirements of, this Work Letter, except for the punch list items and any items covered by Landlord's one year warranty (set forth in Section 14.01(a) of the Lease). In the event Tenant sends such notice concerning observed deficiencies beyond punch list items, the Premises shall not be deemed to be substantially complete, and Landlord shall promptly correct the deficiencies and again provide written notice of substantial completion to Tenant as if Landlord's Notice had not been sent. Landlord agrees to complete the items set forth on the punch list with reasonable speed and diligence. Provided, that if Tenant takes possession of the Premises by moving personnel into the Premises, the Premises Work shall be deemed to be satisfactorily completed from the date Tenant takes such possession. For such purposes, the action of moving equipment, but not personnel, into the Premises shall not be deemed to be taking possession of the Premises.

              f. Tenant shall receive an improvement allowance (the "Improvement Allowance ") equal to $20.00 multiplied by the gross rentable square footage ("RSF") of the Premises determined in accordance with Article 4 of the Lease. Tenant may apply up to $2.00 of this allowance toward costs incurred for architectural and design services, and $3.00 per RSF toward the costs incurred for moving, including cabling for telephone and computer systems. In addition, any required demolition costs shall be deducted from this allowance. Tenant shall also be permitted to apply the Improvement Allowance toward the payment of the Premises Work which payment shall applied directly by Landlord. Landlord shall keep accurate records of all costs, fees, disbursements and amounts incurred by it in the performance of the Premises Work, and Tenant shall have the right to audit and contest Landlord's determination of the final cost of the Premises Work and to inspect Landlord's records with respect thereto, provided that such audit shall be made within sixty (60) days of substantial completion of the Premises. Tenant shall have the right at any time after the date of execution and delivery of the Lease to obtain reimbursement from Landlord from the Improvement Allowance on account of any of the expenses described above, except that Tenant shall not have the right to such reimbursement if the Improvement Allowance has been exceeded or if the reimbursement would cause the Improvement Allowance to be exceeded. Landlord shall pay all such requests for reimbursement within 30 days after Landlord's receipt of written demand for the same from Tenant, which request shall specify the nature and amount of the cost for which reimbursement is sought and shall include reasonably satisfactory evidence that the same has been paid. If the Premises Work Costs exceed the Improvement Allowance, Tenant shall pay one-half the excess amount to Landlord within 10 days after Tenant's receipt of Landlord's written request for the same, which request shall specify the nature and amount of the cost for which reimbursement is sought. Tenant shall pay the remaining one-half the excess before taking possession of the Premises.

              g. Any Tenant Delay (as described below) shall operate to extend the time for substantial completion, but not the Commencement Date. As used in this Work Letter, the term " Tenant Delay" shall mean any:

                   i. delays caused by the failure of the Premises Plans to be complete by the date set forth in paragraph 3(a);

                   ii. delays caused by Tenant's failure to comply with the specific time periods established in paragraph 3(b) of this Work Letter;

                   iii. delays resulting from a Change Order; or

                   iv. delays caused by Tenant Work (as defined in paragraph 4 below) interfering with the progress of Premises Work;

                   v. delays caused by Tenant's failure to pay excess charges required under this Work Letter.

         4. Tenant Work. Tenant shall have access to the Building during normal working hours prior to the date of substantial completion for the purpose of installing supplemental air conditioning units. Provided, that Tenant shall only have the period after Notice is given to access the Premises for the purpose of
(i) performing fit-out work, and (ii) installing furniture, fixtures and equipment within the Premises (collectively, "Tenant Work"); provided, however, that in connection with the performance of Tenant Work, Tenant shall not interfere with or delay the completion of the Premises Work. Tenant shall not perform the work identified in the first sentence above until Landlord has approved plans and specifications for the same, which approval shall not be unreasonably withheld and shall be given or denied promptly so as not to unreasonably delay construction. Tenant Work shall be subject to the reasonable coordination of Landlord and shall be performed by contractors compatible with Landlord's contractors.

         5.   Work Standards.

              a. Landlord shall cause the Premises Work to be done in a first class quality and a good and workmanlike manner in conformity with the Premises Plans and all applicable federal, state and local laws, ordinances and building codes and requirements of public authorities and insurance underwriters. Landlord shall cause the Premises Work to be carried forward expeditiously and with adequate work forces so as to achieve substantial completion of the Premises on or before the Occupancy Date, subject to Tenant Delays and events of force majeure (as the same are set forth in the Lease). Notwithstanding Landlord's completion of the Premises Plans and all punch list work, the Premises shall not be deemed to be "substantially completed" until (i) the HVAC, fire protection, life safety, electrical systems and all other building systems shall be in proper working order and functioning in accordance with design standards described herein or in the exhibits hereto, (ii) safe access to and egress from all parking areas shall be provided, (iii) all requisite permanent or temporary city and commonwealth certificates of occupancy shall have been delivered by Landlord to Tenant, and (iv) Tenant shall be able to take lawful occupancy of the Premises and fully use and enjoy the Premises for the conduct of its business thereon.

         Landlord shall secure and pay for the building permit and all other permits and fees, licenses and inspections necessary for the proper execution and completion of the Premises Work, provided that such fees and inspections shall be paid from the Tenant Allowance. Landlord shall comply with and give all notices required by all applicable federal, state and local laws, ordinances and building codes and requirements of public authorities and insurance underwriters. Landlord shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with performance of the Premises Work.

              b. Tenant shall cause the Tenant Work to be done in a good and workmanlike manner in conformity with all applicable federal, state and local laws, ordinances and building codes and requirements of public authorities and insurance underwriters. Tenant shall secure and pay for the building permit and all other permits and fees, licenses and inspections necessary for the proper execution and completion of the Tenant Work. Tenant shall comply with and give all notices required by all applicable federal, state and local laws, ordinances and building codes and requirements of public authorities and insurance underwriters. Tenant shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with performance of the Tenant Work. Tenant shall procure insurance of the types and coverage amounts required pursuant to the Lease.

                                   SCHEDULE 1



Title of Document      Date of Document      No. of Sheets/Pages     Comments
-----------------      ----------------      -------------------     --------

                                    EXHIBIT E

                                       TO

                                 LEASE AGREEMENT

                   Rules and Regulations for One Oliver Plaza



Referred to in the foregoing Lease, and forming a part thereof.

1. As used herein the term "Tenant" shall apply to and include the Tenant within named and Tenant's servants, employees, agents and representatives as well as Tenant's visitors, customers, clients, patients and business invitees and such term is deemed to be of such number and gender as the circumstances require. The word "Landlord" shall be taken to include the Landlord's agents.

2. The entries, sidewalks, halls, passages, elevators, garage and stairways shall not be obstructed by Tenant or used for any purpose other than for entering and leaving the Premises. Tenant shall not bring into or keep within the Building any pets or vehicles (except bicycles for Tenant's employees which shall be stored in an area provided by Landlord in the parking garage, but for which Landlord assumes no responsibility for security of such bicycles). ALL HANDICAPPED PERSONNEL ARE EXCLUDED FROM THIS RULE/REGULATION.

3. Tenant shall not mark, drive nails, screw or drill into or tape onto the partitions, woodwork or plaster; mark or defile elevators, water closets, toilet rooms, or any part of the Building, or throw dirt or other substances about the Building or in any way deface the Premises or the Building or any part thereof.

4. Tenant shall not place anything, or allow anything to be placed, near or on any window, door, partition or wall which may be likely to fall or drop or which may appear unsightly from outside the Building. Building Management shall have the right to remove any such item without notice to and at the expense of the Tenant.

5. Any material such as paper, cartons, wood or other materials stacked or piled on floors to be removed, as rubbish, by the night cleaning force must be properly labeled "TOSS". Any such material not to be discarded must specifically be labeled "DO NOT REMOVE".

6. The toilets, urinals, wash bowls, drinking fountains and other apparatus and plumbing facilities in any part of the Building shall not be used for any purpose other than for which they were constructed and no foreign substance of any kind shall be thrown therein. The expense of any breakage, stoppage or damage resulting from any violation of this rule shall be borne by the Tenant who caused it. All building equipment malfunctions such as toilets, sinks, drinking fountains, lights, switches, receptacles, etc. shall be reported to the Building Manager's office immediately. The Building Manager's office number is 234-7189.

7. No food, food containers, cups, cans, bottles or materials other than wastepaper shall be put in wastepaper baskets. Special containers will be provided in specific areas for the above mentioned trash. Any and all violators will be reported by the Cleaning Staff to the Building Management. Tenants violating this rule, causing additional exterminating or similar expenses will be charged all those expenses associated with the violation.

8. The doors of the Premises, stairwells, toilet rooms, etc. shall at all times remain closed. No doors, locks or bolts shall be altered or installed in the Premises without Building Management's approval. All keys for the Premises will be furnished by Building Management upon written request (Work Request Form RE-1).

9. Work requests (RE-1 forms) submitted by Tenant shall be typed and sent to the Building Management office, located on B-level, Room 29. All contractor employees shall not perform any work outside their supervisor's instructions and no such employee will admit any person to any office without specific instruction from the Building Management office.

10. No furniture, freight or equipment (excepting computer equipment used in the ordinary course of Tenant's business) of any kind shall be brought into or removed from the Building without the consent of Building Management. All moving of same into or out of the Building by Tenant shall be done at such time and in such manner as shall be designated by Building Management.

11. Delivery of drinking water, towel service, special mail service (excepting express delivery mail service required in the ordinary course of Tenant's business), etc. may be made only as directed by Building Management.

12. All Building lighting, heating, ventilation and air-conditioning shall be as provided in the Lease.

13. All requests for after hour lighting, heating, ventilating and air-conditioning for Saturdays, Sundays and Legal Holidays shall be as provided in the Lease.

14. All equipment (which is not otherwise required to be operated 24 hours a day), desk lights, water faucets, etc. should be shut off to prevent waste and damages prior to leaving the Premises.

15. All persons will enter the Building from the Grant Street and Fifth Avenue Concourse Entrance, the Bigelow Square Entrance, the East Plaza Entrance or the Parking Garage.

16. NO unauthorized Tenant or visitor will be permitted in any construction area. Likewise, NO unauthorized construction personnel will be permitted in completed and occupied space. Any occupant recognizing unauthorized construction personnel or unauthorized "strangers" on the Premises shall report same to Building Security immediately.

17. All smoking or carrying of lighted cigarettes, cigars or pipes in elevators is prohibited by City of Pittsburgh Ordinance. Any fines levied due to this violation shall be borne by the Tenant.

18. No foul or obnoxious gas or substances, hazardous materials or substances, or flammable or combustible materials shall be used or stored in the Premises.

19. All persons entering or leaving the office portion of the Building prior to 7:00 a.m. or after 6:00 p.m. or on Saturdays, Sundays and Legal Holidays must display building identification badges and sign the in/out register at the security desk, located at the top of the escalators. Any persons without their identification badges will be denied admittance to the Premises until identified by their supervisor at the security desk.

20. All items of value, including personal items, shall be secured and locked in the individual's work station or office. Building Management shall not be responsible for articles lost or stolen from any area.

21. No automatic coffee machines, refrigerators, food or food substances, vending machines or other similar equipment shall be stored or installed in any area without prior approval of Building Management, except as set forth in the Lease or Building drawings accepted by Landlord.

22. In cases of EMERGENCY, please dial ______ This number is dedicated for immediate response to an emergency.

23. Any malfunction of elevators or escalators is to be reported to the LOBBY Security Guard Station on [234-3995].

                                    EXHIBIT F

                                       TO

                                 LEASE AGREEMENT

                            FORM OF LEASE SUPPLEMENT

         THIS SUPPLEMENT TO LEASE AGREEMENT (this "Supplement"),dated as of _________________ __, ____, by and between ______________________, as Landlord, and _____________________, as Tenant.

         WHEREAS, the Landlord and Tenant have entered into that certain Lease Agreement, dated as of ____________________ __, ____ (the "Lease").

         NOW, THEREFORE, intending to be legally bound, Landlord and Tenant specifically agree to supplement the Lease as follows:

         1. COMMENCEMENT DATE. The Commencement Date for the Lease shall be ________________ __, ____.

         2. EXPIRATION DATE. The Expiration Date for the Lease shall be __________________ __, ___.

         3. AMENDMENTS. [TBA, if necessary].

         IN WITNESS WHEREOF, the parties hereto have executed this Supplement as of the day and year first above written.


                                            ___________________________, as
                                            Landlord


                                            By_____________________________
                                            Name:
                                            Title:


                                            ________________________, as Tenant


                                            By_________________________________
                                            Name:
                                            Title:

                                    Exhibit G
                                       to
                                 Lease Agreement


The following items relating to Landlord's initial renovation to the Building are contemplated to be completed on or about December 31, 1999 and shall be excluded from Operating Expenses of the Building and the Premises:

 1.  Parking garage renovations;

 2.  Lobby improvements;

 3.  Retail reconfiguration;

 4.  Plaza Improvements;

 5.  ADA Restrooms;

 6.  Projection clean up in various areas to get the building back into shape;

 7.  Window or curtainwall retrofit;

 8.  ADA Elevator Upgrade;

 9.  ADA Lobby Door Upgrade;

10.  Management Model Office Upgrades.